Exhibit 4.1

UAL CORPORATION,
as Issuer,

and

UNITED AIR LINES, INC.,
as Guarantor

to

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

INDENTURE

Dated as of July 25, 2006

Providing for Issuance of
4.50% Senior Limited-Subordination Convertible Notes due 2021

Reconciliation and tie between Indenture, dated as of July 25, 2006, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section		Indenture Section

310	(a)(1)	6.10; 6.11; 6.12
	(a)(2)	6.12
	(a)(3)	TIA
	(a)(4)	Not Applicable
	(a)(5)	TIA
	(b)	4.6; 6.4; 6.10; 6.12; TIA

311	(a)	6.4; 6.16; TIA
	(b)	TIA
	(c)	Not Applicable

312	(a)	6.8
	(b)	1.16; TIA
	(c)	1.16; TIA

313	(a)	6.3; 6.7; TIA
	(b)	6.3; 6.7; TIA
	(c)	6.3; 6.7; TIA
	(d)	6.3; 6.7; TIA

314	(a)	9.5; 9.7; TIA
	(b)	Not Applicable
	(c)(1)	1.2; 4.1; 4.6; 5.7; 7.1; 9.5
	(c)(2)	1.2; 4.1; 4.6; 7.1; 9.5
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	9.8; TIA
	(f)	TIA

315	(a)	6.1; 6.3; TIA
	(b)	6.2
	(c)	TIA
	(d)(1)	TIA
	(d)(2)	6.1; TIA
	(d)(3)	6.1; TIA
	(e)	6.10; TIA

316	(a) (last sentence)	1.1
	(a)(1)(A)	5.2; 5.8
	(a)(1)(B)	5.7
	(b)	5.9; 5.10
	(c)	1.4; TIA

i

Trust Indenture Act of 1939 Section		Indenture Section

317	(a)(1)	5.3; 6.3
	(a)(2)	5.4; 6.3
	(b)	6.3; 9.3

318	(a)	1.11
	(b)	TIA
	(c)	1.11; TIA

This reconciliation and tie Section does not constitute part of the Indenture.

v

ARTICLE 12 Conversion of Notes		75
Section 12.1.	Right to Convert	75
Section 12.2.	Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends; Settlement of Cash or Common Stock upon Conversion	76
Section 12.3.	Cash Payments in Lieu of Fractional Shares	77
Section 12.4.	Conversion Rate	77
Section 12.5.	Adjustment of Conversion Rate	77
Section 12.6.	Effect of Reclassification, Consolidation, Merger or Sale	77
Section 12.7.	Taxes on Shares Issued	77
Section 12.8.	Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock	77
Section 12.9.	Responsibility of Trustee	77
Section 12.10.	Notice to Holders Prior to Certain Actions	77

Exhibits

Exhibit A	Form of 4.50% Senior Limited-Subordination Convertible Note
Exhibit B	Form of Notation of Guarantee
Exhibit C	Form of Transfer Certificate for Transfer of Restricted Common Stock

INDENTURE, dated as of July 25, 2006, among UAL CORPORATION, a Delaware corporation (the “Company”), UNITED AIR LINES, INC., a Delaware corporation (the “Guarantor”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

Recitals

On December 9, 2002, the Company and certain of its directly and indirectly wholly owned subsidiaries filed a voluntary petition under Chapter 11 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”).

The Company and certain of its directly and indirectly wholly owned subsidiaries, including the Guarantor, filed a Second Amended Joint Plan of Reorganization (the “Plan”) which was approved by the Bankruptcy Court on January 20, 2006.

Pursuant to the Plan, the Company and the Guarantor are issuing the 4.50% Senior Limited-Subordination Convertible Notes (the “Notes”) and the Note Guarantee (as defined herein) to trusts established for the benefit of certain members of certain labor unions and employee groups.

The Company has duly authorized the issuance of the Notes and the Guarantor has duly authorized the Note Guarantee, and to provide therefor, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Note Guarantee a valid obligation of the Guarantor and to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done and all things necessary to duly authorize the issuance of the Common Stock (as hereinafter defined) of the Company initially issuable upon the conversion of the Notes, and to reserve for issuance the number of shares of Common Stock initially issuable upon such conversion, have been done.

For and in consideration of the premises and the acquisition of the Notes by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders (as hereinafter defined) of the Notes:

ARTICLE 1

Definitions and Other Provisions
of General Application

Section 1.1.            Definitions.

(a)           For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, and not otherwise defined herein have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

(4)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Affiliate” of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Paying Agent or Registrar.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 6.14.

“Authorized Newspaper” means a newspaper in New York, New York, Washington, D.C. or Chicago, Illinois in the English language, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Whenever successive publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on any Business Day and in the same or different Authorized Newspapers.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board” or “Board of Directors” means the Board of Directors of the Company, the Executive Committee thereof or any other duly authorized committee thereof.

“Board Resolution” means a copy of a resolution of the Board of Directors, certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to remain closed.

“Change in Ownership” means any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act, becoming the “beneficial owner,” as defined in Rule 13d-3 under the Securities Exchange Act, directly or indirectly, through a purchase, merger or other acquisition transaction, of the voting power to elect a majority of the Board, other than an acquisition by the Company, any of its Subsidiaries or any of its Subsidiaries’ or the Company’s employee benefit plans.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company into which the Common Stock may be reclassified or changed.

“Company” means the Person named as the Company in the first paragraph of this Indenture until one or more successor Persons replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor(s).

“Company Order” and “Company Request” mean, respectively, a written order or request signed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Senior Vice President, signing alone, by any Vice President signing together with the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company, or, with respect to Section 3.3, Section 3.4 and Section 3.5, any Assistant Secretary of the Company.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Price” means U.S. $1,000 divided by the Conversion Rate (rounded to the nearest cent).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention:  Corporate Trust Department.

“corporation” includes corporations, associations, companies and business trusts.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary”, when used with respect to the Notes issuable or issued in whole or in part in global form, means the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

“Dollar” means the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“Ex-Dividend Date” means, with respect to any dividend or distribution on shares of Common Stock, the first date on which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from such seller of the shares to the buyer.

“Existing Credit Facility” means the up to $3.0 billion Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 1, 2006, among United Air Lines, Inc., UAL Corporation, certain subsidiaries thereof, various lenders party thereto and JPMorgan Chase Bank, N.A., as Co-Administrative Agent, Co-Collateral Agent and Paying Agent, Citicorp USA, Inc., as Co-Administrative Agent and Co-Collateral Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Bookrunner, Citigroup Global Markets, Inc., as Joint Lead Arranger and Joint Bookrunner, and General Electric Capital Corporation, as Syndication Agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Fundamental Change” means the occurrence of any of the following:  (a) any sale, conveyance, transfer or disposition of more than 50% of the property or assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of related transactions (other than sales in the ordinary course of business); (b) any merger or consolidation to which the Company is a party, except for (x) a merger which is effected solely to change the state of incorporation of the Company or (y) a merger in which the Company is the surviving Person, the terms of the Notes are not changed or altered in any respect, the Notes are not exchanged for cash, securities or other property or assets and, after giving effect to such merger, the holders of the capital stock of the Company as of the date of this Indenture shall continue to own the outstanding capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board; (c) the Termination of Trading or (d) the Company’s approval of a plan of liquidation or dissolution.

“Government Obligations” means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

“Guarantor” means United Air Lines, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company, and its successor and assigns.

“Holder” means a Person in whose name a Note is registered on the Register.

“IAI” means an institutional accredited investor (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) that is not a QIB.

“Indenture” means this Indenture as originally executed or as amended or supplemented from time to time.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if there is more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or any similar U.S. system of automated dissemination of quotation of securities prices. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose. “Last Reported Sale Price” of any other security shall have a correlative meaning.

“Market Price” means, with respect to any Company Repurchase Date or other date of determination, the average of the Last Reported Sale Price of the Common Stock for the 20 consecutive Trading Days ending on the third Business Day prior to the applicable Company Repurchase Date or date of determination, as the case may be (or, if such third Business Day is not a Trading Day, then ending on the last Trading Day prior to such third Business Day), appropriately adjusted in the good faith judgment of the Board to take into account the occurrence, during the period commencing on the first Trading Day during the period of 20 consecutive Trading Days and ending on the applicable Company Repurchase Date or date of determination, as the case may be, of any event described in Section 12.5 or Section 12.6.

“Market Value” of the Common Stock means, as of any date of determination:

(a)           If the principal market for the Common Stock is a national securities exchange in the United States, the Market Value shall be the average of the last sale price of the Common Stock on such exchange for the 20 consecutive trading days immediately prior to the date of determination, all as quoted by such exchange.

(b)           If the principal market for the Common Stock is the over-the-counter market, and the Common Stock is quoted on The NASDAQ Stock Market (“NASDAQ”), the Market Value shall be the average of the last sale price of the Common Stock on NASDAQ for the 20 consecutive trading days immediately prior to the date of determination, or if the Common Stock is an issue for which the last sale price is not quoted on NASDAQ, the average of the last bid price for the 20 consecutive trading days immediately prior to the date of the determination. If the relevant quotation did not exist at such close of trading, then the Market Value shall be the relevant quotation on the next preceding Business Day on which there was such a quotation.

(c)           If the principal market for the Common Stock is the over-the-counter market, and the Common Stock is not quoted on NASDAQ, the Market Value shall be determined in accordance with market practice for the Common Stock, based on the average of the price for such Common Stock for the 20 consecutive trading days immediately prior to the date of determination, obtained from a generally recognized source agreed to by the Company or the average of the closing bid quotation for the 20 consecutive trading days immediately prior to the date of determination, obtained from such a source. If the relevant quotation did not exist at such close of trading, then the Market Value shall be the relevant quotation on the next preceding Business Day on which there was such a quotation.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Note” or “Notes” has the meaning stated in the fourth recital of this Indenture and more particularly means any Note or Notes of the Company issued, authenticated and delivered under this Indenture.

“Note Guarantee” means the guarantee by the Guarantor as set forth in Section 11.1, as evidenced by the Form of Notation of Guarantee annexed hereto as Exhibit B, to be attached to each Note.

“Notice of Restricted Transfer” means written notice by a Holder to the Company stating that it has resold Notes in a private transaction, or by the party purchasing such Notes, and requesting that such Notes be considered Transfer-Restricted Notes.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Corporate Secretary, or any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Senior Vice President signing alone, or by any Vice President signing together with the Corporate Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and delivered to the Trustee.

“O’Hare Notes” means $149,646,114 aggregate principal amount of the Company’s 5% Senior Convertible Notes due 2021 issued pursuant to an Indenture dated February 1, 2006 between the Company, Guarantor and The Bank of New York Trust Company, N.A., as Trustee, to certain Persons (or certain holders for whom such Persons act as trustee) that are party to that certain Settlement Agreement, dated as of December 17, 2004, with the Guarantor attached to that certain order dated February 15, 2005 entered by the Bankruptcy Court, relating to the resolution of disputes between the Guarantor and such other parties arising out of bonds issued in respect of the Guarantor’s facilities at Chicago O’Hare International Airport.

“Opinion of Counsel” means a written opinion of legal counsel, who may be (a) the most senior attorney serving in the capacity of legal counsel employed by the Company, (b) Kirkland & Ellis LLP or (c) other counsel designated by the Company and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made;

(iii)          Notes, except to the extent provided in Section 4.4 and Section 4.5, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article 4;

(iv)          Notes converted into Common Stock pursuant to Article 12 and Notes deemed not outstanding pursuant to Article 10; and

(v)           Notes which have been surrendered pursuant to Section 3.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Person reasonably believed by the Trustee to be a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Notes owned by the Company, the Guarantor or any other obligor upon the Notes or any Affiliate of the Company, the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned as a result of written notice being provided to that effect by the Company, by the Guarantor, by any such other obligor upon the Notes or any such Affiliate of any of the foregoing, as the case may be, to the Trustee shall be so disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.

“PBGC 6% Senior Notes” means $500,000,000 in aggregate original principal amount of 6% Senior Notes due 2031 issued pursuant to an Indenture dated February 1, 2006 between the Company, Guarantor and The Bank of New York Trust Company, N.A., as Trustee, as well as (i) any notes issued in exchange therefor or upon transfer thereof and (ii) any increase in the principal amount thereof pursuant to paragraph 1 of such notes.

“PBGC 8% Contingent Notes” means up to $500,000,000 in aggregate original principal amount of 8% Contingent Senior Notes, if any, issued pursuant to an Indenture dated February 1, 2006 between the Company, Guarantor and The Bank of New York Trust Company, N.A., as Trustee, as well as any notes issued in exchange therefor or upon transfer thereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

“Place of Payment,” when used with respect to the Notes, means the place or places where, subject to the provisions of Section 9.2, the principal of, premium, if any, and interest on such Notes are payable as specified in such Notes.

“Predecessor Securities” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen security.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Redemption Date”, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, in whole or in part, means the price at which such Note or part thereof is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means any registration rights agreement into which the Company and the Guarantor enter relating to the Notes or shares of Common Stock deliverable in respect thereof that the Company notifies the Trustee is to be considered a “Registration Rights Agreement” as referred to in the Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified on the face of such Note.

“Resale Restriction Termination Date” means the day immediately following expiration of the “Effectiveness Period” as that term is defined in any Registration Rights Agreement.

“Responsible Officer”, when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture, including the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any senior vice president, any vice president, any assistant vice president, the secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer, the controller, any assistant controller, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, respectively, and also means, with respect to a particular corporate trust matter, any other officer to whom such corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon means the date specified in such Note as the original date on which the principal of such Note or such installment of principal or interest is due and payable. The Stated Maturity of the principal amount of the Notes shall be June 30, 2021.

“Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Subsidiary” means (i) any corporation of which the Company at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), (ii) a partnership in which the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which the Company, directly or indirectly, at the date of determination has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Termination of Trading” means the occurrence of the following event:  the Company’s Common Stock (or other common stock into which the Notes are convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established over-the-counter trading market in the United States.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the applicable security is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the applicable security is then traded (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 8.3.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

(b)           The following terms shall have the meanings specified in the Sections referred to opposite such term below:

Term	Section
“Act”	Section 1.4(a)
“Additional Interest”	Section 3.7(d)
“Additional Interest Notice”	Section 3.7(d)
“Adjustment Event”	Section 12.5(l)
“Cash Amount”	Section 12.2(h)(iii)
“Cash Conversion Value”	Section 12.2(h)(ii)
“Cash Settlement Averaging Period”	Section 12.2(h)(ii)(B)

“Cash Settlement Notice Period”	Section 12.2(g)(i)
“Co-Branded Card Agreement”	Section 1.14
“Company Repurchase Date”	Section 10.9(a)
“Company Repurchase Election”	Section 10.9(c)
“Company Repurchase Notice”	Section 10.9(b)
“Company Repurchase Price”	Section 10.9(a)
“Conversion Date”	Section 12.2(c)
“Conversion Notice”	Section 12.2(a)
“Conversion Obligation”	Section 12.2(g)(i)
“Conversion Rate”	Section 12.4
“Conversion Retraction Period”	Section 12.2(g)(i)
“covenant defeasance”	Section 4.5
“CUSIP”	Section 3.11
“Defaulted Interest”	Section 3.7(a)
“defeasance”	Section 4.4
“Delivery Date”	Section 10.4
“Determination Date”	Section 12.5(l)
“DTC”	Section 2.4
“Event of Default”	Section 5.1
“Expiration Time”	Section 12.5(e)
“non-electing share”	Section 12.6
“Notice of Default”.	Section 5.1(4)
“Plan”	Recitals
“poison pill”	Section 12.5(b)
“Purchased Shares”.	Section 12.5(e)
“Redemption Notice”	Section 10.3
“Register”	Section 3.5
“Registrar”	Section 3.5
“Restricted Note Legend”	Section 2.5(b)
“Restricted Stock Legend”	Section 2.5(c)
“spin-off”.	Section 12.5(c)
“Transfer-Restricted Notes”	Section 2.5(b)
“Trigger Event”	Section 12.5(c)

(c)           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference and is made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantee means the Company and the Guarantor, respectively, and any successor obligor upon the Notes and the Note Guarantee, respectively.

Section 1.2.            Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under Section 314(c) of the Trust Indenture Act, each such certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and each such opinion stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of Section 314(c) of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3.            Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4.            Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee in accordance with the provisions of this Indenture and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems reasonably sufficient.

(c)           The ownership of Notes shall be proved by references to the Register or in any other reasonable manner which the Trustee deems sufficient.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to an Officers’ Certificate delivered to the Trustee, fix in advance a record date (which shall not be more than 60 days prior to the date of such solicitation) for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act in the circumstances permitted by the Trust Indenture Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of clause (a) of this Section 1.4 not later than six months after the record date. If not set by the Company with respect to solicitations by the Company as described in this paragraph 1.4(e) or by the Trustee pursuant to Section 1.13 prior to the first solicitation of a Holder made by any Person in respect of any such Act, or, in the case of any such vote, prior to such vote, the record date for any such Act or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.8) prior to such first solicitation or vote, as the case may be. With regard to any record date for an Act to be taken by the Holders, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

Section 1.5.            Notices, etc., to Trustee, Company, and Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder, by the Company or by the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration,

(2)           the Company by the Trustee, by the Guarantor or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attention:  Treasurer, or at any other address previously furnished in writing to the Trustee by the Company, or

(3)           the Guarantor by the Trustee, by the Company or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at United Air Lines, Inc., 1200 East Algonquin Road, Elk Grove Township, Illinois 60007, Attention: WHQLD: General Counsel, or at any other address previously furnished in writing to the Trustee by the Guarantor.

Section 1.6.            Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, registered mail, return receipt requested, to each such Holder affected by such event, at its address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice and, in those cases where notice by publication is expressly permitted or expressly required by the terms of this Indenture or the TIA, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published once in an Authorized Newspaper.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders given as provided herein. In any case where notice is given to any Holder by publication pursuant to the express provisions of this Indenture (unless otherwise herein expressly provided), neither the failure to publish such notice, nor any defect in any notice so published, shall affect the sufficiency of any notice by mail to other Holders given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. If it is impossible or, in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7.            Headings and Table of Contents.  The Article and Section headings herein, the cross-reference sheet and the Table of Contents are for convenience only and are not intended to be considered a part hereof and shall not affect the construction hereof.

Section 1.8.            Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 1.9.            Separability.  In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.          Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.          Governing Law.  THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies, or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust

Indenture Act that may be so modified or excluded, then such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.12.          Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any principal of any Note shall not be a Business Day, then payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.

Section 1.13.          Trustee to Establish Record Dates.  The Trustee may (or, at the request of Holders holding a majority in aggregate principal amount of Notes, shall) fix a record date for the purpose of determining the Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that the record date for any such action solicited by the Company shall be governed by Section 1.4(e). If such a record date is fixed, the Holders on such record date and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date.

Section 1.14.          Rights Relative to Other Notes.  The Notes and the Note Guarantee shall be junior in right of payment upon liquidation or dissolution of the obligor thereunder to the PBGC 6% Senior Notes and the O’Hare Notes and the Guarantor’s guarantee thereof. The Notes and the Note Guarantee shall be pari passu in right of payment to the PBGC 8% Contingent Notes and the Guarantor’s guarantee thereof, respectively. Except as otherwise provided above, the Notes and the Note Guarantee shall be pari passu in right of payment with all current and future senior unsecured debt of the obligor thereunder and senior in right of payment to all current and future subordinated debt of the obligor thereunder.

Section 1.15.          No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Notes, this Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 1.16.          Communication by Holders with Other Holders.  Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 1.17.          Company Responsible for Making Calculations.  Unless otherwise specified in this Indenture, the Company will be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determination of the Last Reported Sale Price of the Common Stock and the Market Price, the amount of accrued and unpaid interest payable on the Notes, the Conversion Rate of the Notes and the Conversion Price of the Notes. The Company will make these calculations in good faith, and, absent bad faith or manifest error, these calculations will be final and binding on the Holders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of such Holder.

ARTICLE 2

Security Forms

Section 2.1.            Forms Generally.  The Notes shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

If temporary Notes are issued as permitted by Section 3.4, the temporary Notes shall be substantially in the form of the definitive Notes, but may have variations that the Company, with the consent of the Trustee, considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver the definitive Notes in exchange for temporary Notes.

The Notes are issuable in global form pursuant to Section 2.3. Otherwise, pursuant to Section 3.5, the Notes may be issued in the form of certificated Notes in registered form substantially in the form set forth in Exhibit A.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The permanent Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.2.            Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee,

By:
Authorized Signatory

Section 2.3.            Notes in Global Form.  The Notes are issuable in temporary or permanent global form substantially in the form of Exhibit A. Notwithstanding the provisions of Section 3.2, any Note issued in global form shall represent such of the Outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges, redemptions, purchases or conversions of such Notes. Any endorsement of a Note in global form to reflect the amount of or any increase or decrease in the amount of Outstanding Notes represented thereby, shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or Section 3.4. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any Note in global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 1.2 hereof and need not be accompanied by an Opinion of Counsel.

The provisions of the last paragraph of Section 3.3 shall apply to any Note in global form if such Note was never issued and sold by the Company and the Company delivers to the Trustee the Note in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last paragraph of Section 3.3.

Section 2.4.            Global Note Legend.  The following legend shall appear on the face of all global Notes issued under this Indenture:

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK (“DTC”), CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Notwithstanding the provisions of Section 2.1 and Section 3.7, payment of principal of, premium, if any, and interest on any Note in permanent global form shall be made to the Person or Persons specified therein.

Section 2.5.            Transfer Restrictions

(a)           The Notes, whether or not they are Transfer-Restricted Notes, shall be subject to the limitations on transfer contained in Article Fourth, Part VI, Sections 5 through 7 of the Corporation’s Restated Certificate of Incorporation. The following legend shall appear on each Note issued under this Indenture:

“THE TRANSFER OF THIS NOTE OF UAL CORPORATION IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE FOURTH, PART VI, SECTIONS 5, 6, AND 7 OF THE RESTATED CERTIFICATE OF INCORPORATION OF UAL CORPORATION. UAL CORPORATION WILL FURNISH A COPY OF ITS RESTATED CERTIFICATE OF INCORPORATION TO THE HOLDER OF RECORD OF THIS NOTE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO UAL CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)           Every Note that bears or is required under this Section 2.5(b) to bear the legend set forth in this Section 2.5(b) (the “Transfer-Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.5(b) (including those set forth in the legend set forth below), and the Holder of each such Transfer-Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.5(b) and 2.5(c), the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Transfer-Restricted Note. The Registrar shall not register any transfer of a Transfer-Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.5.

Subject to the last paragraph of this Section 2.5(b) and Section 3.14 with respect to Common Stock, following the Company’s receipt of a Notice of Restricted Transfer in respect of any Note, until Resale Restriction Termination Date, any certificate evidencing any such Note (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, or in payment of interest in respect thereof, which shall bear the legend set forth in Section 2.5(c), if applicable), shall bear a legend in substantially the following form:

“THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF, OR IN PAYMENT OF INTEREST IN RESPECT OF, THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE

‘SECURITIES ACT’), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF, OR IN PAYMENT OF INTEREST IN RESPECT OF, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note to the Registrar for exchange in accordance with the provisions of this Section 2.5, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend required by this Section 2.5(b).

(c)           Every stock certificate representing Common Stock issued upon conversion of, or in payment of interest in respect of, a Transfer-Restricted Note that bears or is required under this Section 2.5(c) to bear the legend set forth in this Section 2.5(c) shall be subject to the restrictions on transfer set forth in this Section 2.5(c) (including those set forth in the legend set forth below), and the Holder of such Common Stock issued upon conversion of, or in payment of interest in respect of, a Transfer-Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 3.14. The Company shall not register any transfer of Common Stock issued upon conversion of, or in payment of interest in respect of, such a Transfer-Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.5.

Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of, or in payment of interest in respect of, a Transfer-Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of, or in payment of interest in respect of, Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (X) (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER

JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this Section 2.5(c).

ARTICLE 3

The Securities

Section 3.1.            Aggregate Amounts; Issuance.

(a)           The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is $726,000,000. The entire aggregate amount of $726,000,000 of Notes will be issued on the date of this Indenture.

(b)           If the Notes are issued in whole or in part in temporary or permanent global form, the Company shall notify the Trustee and each of the Holders of the initial Depositary for such Notes.

(c)           All Notes shall be substantially identical except as to denomination and the date from which interest, if any, shall accrue.

Section 3.2.            Denominations.  Any Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 3.3.            Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by the Chairman, President, Chief Executive Officer or Chief Financial Officer under its corporate seal reproduced thereon and attested to by the Secretary or any Assistant Secretary of the Company. The signatures of such Officers on the Notes may be manual or facsimile. The Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication, and make available for delivery such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

Prior to the issuance of Notes after the date of this Indenture, the Trustee shall receive and (subject to Section 6.1) shall be fully protected in relying upon an Opinion of Counsel complying with Section 1.2 which shall also state:

(i)            that the form of such Notes has been established in conformity with the provisions of this Indenture;

(ii)           that the terms of such Notes have been established in conformity with the provisions of this Indenture;

(iii)          that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(iv)          that the Note Guarantee attached to such Notes will constitute the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(v)           that all laws and requirements in respect of the execution and delivery by the Company of the Notes and the execution and delivery by the Guarantor of the Note Guarantee have been complied with; and

(vi)          such other matters as the Trustee may reasonably request.

If the Notes are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such Notes, authenticate and deliver one or more Notes in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Notes to be represented by such Note in global form, (ii) shall be registered in the name of the Depositary for such Note or Notes in global form or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction.

Each Depositary designated by the Company for a Note in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary shall enter into an agreement with the Trustee governing the respective duties and rights of such Depositary and the Trustee with regard to Notes issued in global form.

No Note shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized signatories of the Trustee or an Authenticating Agent. Such signature upon any Note shall be conclusive evidence and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

Section 3.4.            Temporary Notes.  Pending the preparation of definitive Notes, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes. Temporary Notes may be in global form.

Except in the case of temporary Notes in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Notes are issued, the Company will cause permanent Notes to be prepared without unreasonable delay. After preparation of such permanent Notes, the temporary Notes shall be exchangeable for such permanent Notes of like tenor upon surrender of the temporary Notes at the office or agency of the Company pursuant to Section 9.2 in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of permanent Notes of authorized denominations and of like tenor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes.

Section 3.5.            Registration, Registration of Transfer and Exchange.  The Company shall cause one of its offices or agencies to maintain in accordance with Section 9.2 in a Place of Payment a register (the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Trustee is hereby appointed as the initial “Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency maintained pursuant to Section 9.2 in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Notes (except a Note in global form) may be exchanged for other Notes, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

Notwithstanding any other provision (other than the provisions set forth in the sixth and seventh paragraphs of this Section) of this Section, unless and until it is exchanged in whole or in part for Notes in certificated form, a Note in global form representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

If at any time the Depositary for the Notes notifies the Company that it is unwilling or unable to continue as Depositary for the Notes or if at any time the Depositary for the Notes shall no longer be eligible under Section 3.3, the Company shall appoint a successor Depositary with respect to the Notes. If a successor Depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Notes of like tenor, shall authenticate and deliver Notes of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Note or Notes of like tenor in global form in exchange for such Note or Notes in global form.

The Company may at any time in its sole discretion determine that Notes issued in global form shall no longer be represented by such Notes in global form. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Note or Notes of like tenor, shall authenticate and deliver, Notes of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Note or Notes of like tenor in global form in exchange for such Note or Notes in global form.

The Depositary may surrender a Note in global form in exchange in whole or in part for Notes in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(i)            to each Person specified by such Depositary a new certificated Note or Notes of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Note in global form; and

(ii)           to such Depositary a new Note in global form of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered Note in global form and the aggregate principal amount of certificated Notes delivered to Holders thereof.

Upon the exchange of a Note in global form for Notes in certificated form, such Note in global form shall be cancelled by the Trustee. Notes in certificated form issued in exchange for a Note in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.

Any certificated Note delivered in exchange for an interest in a Global Note representing Transfer-Restricted Notes pursuant to this Section 3.5 shall, except as otherwise provided by Section 3.12, bear the Restricted Note Legend applicable to the certificated Note set forth in Section 2.5(b).

Whenever any Notes are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or upon any exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to those of the Company, the Registrar and the Trustee requiring such written instrument of transfer duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or for any exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Notes, other than exchanges pursuant to Section 3.4 or Section 10.6 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of, or exchange any Notes (A) for a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 10.3 and ending at the close of business on the day of such mailing or (B) from and after the date on which the Trustee has received a Company Repurchase Election under Section 10.9 with respect to such Notes; or (ii) to register the transfer of or exchange any Note so selected for redemption or repurchase, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part.

Section 3.6.            Replacement Notes.  If a mutilated Note is surrendered to the Trustee, together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver a replacement Note of the same principal amount and Stated Maturity, if the Trustee’s requirements are met.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Note, a replacement Note of the same principal amount and Stated Maturity containing identical terms and provisions and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.7.            Payment of Interest; Interest Rights Preserved.

(a)           Interest, if any, on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 9.2; provided, however, that, at the option of the Company, interest on any Notes may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register of Holders; (ii) in cash, by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders; or (iii) with respect to any Interest Payment Date on or prior to the first anniversary of the original issuance date of the Notes, in Common Stock having a Market Value as of the close of business on the Business Day immediately preceding the relevant Interest Payment Date equal to the amount of interest not paid by check or wire transfer to the Person entitled to receive such interest payment (but in any case if such amounts are to be paid by the Trustee or the Paying Agent, such amounts must be received by the Trustee or the Paying Agent no later than 10:00 a.m., New York City time, on the scheduled date of such payment in immediately available funds and designated for and sufficient to pay all interest, if any, on the Notes then due).

(b)           Any interest on any Note which is payable, but is not punctually paid or duly provided for in accordance with Section 3.7(a) on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time, the Company shall deposit with the Trustee no later than 10:00 a.m., New York City time, on the Special Record Date an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not fewer than 10 days prior to the date of the proposed payment and not fewer than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Register, not fewer than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Securities) are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

(c)           Subject to the foregoing provisions of this Section 3.7 and Section 3.5, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

(d)           In the event that the Company is required to pay additional interest to Holders pursuant to a Registration Rights Agreement (“Additional Interest”), the Company shall provide no later than five Business Days prior to the proposed payment date set for the payment of Additional Interest a direction or order in the form of a written notice (“Additional Interest Notice”) to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so (but in any case if such amounts are to be paid by the Trustee or the Paying Agent, such amounts must be received by the Trustee or the Paying Agent no later than 10:00 a.m., New York City time, on the scheduled date of such payment in immediately available funds and designated for and sufficient to pay all interest, if any, on the Notes then due).

Section 3.8.            Persons Deemed Owners.  Prior to due presentment of any Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form, or for maintaining supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Note in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Note in global form or impair, as between such Depositary and owners of beneficial interests in such Note in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Note in global form.

Section 3.9.            Cancellation.  All Notes surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, upon receipt, shall be promptly cancelled by it. The Company at any time may deliver Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or any other Person for delivery to the Trustee, on its behalf) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order at the sole expense of the Company.

Section 3.10.          Computation of Interest.  Interest on any Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.          CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers (in addition to the other identification numbers printed on the Notes) in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 3.12.          Transfers of Transfer-Restricted Notes.

(a)           The following provisions shall apply with respect to any proposed transfer of a Transfer-Restricted Note prior to the Resale Restriction Termination Date:

(i)            a transfer of a Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Notes set forth on the reverse of the Note that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)           a transfer of a Note or a beneficial interest therein pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder shall be made upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act; and

(iii)          a transfer of a Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 3.13 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

Upon the transfer, exchange or replacement of Notes not bearing a Restricted Note Legend, the Registrar shall deliver Notes that do not bear a Restricted Note Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Note Legend, the Registrar shall deliver only Notes that bear such Restricted Note Legend unless (i) a Note is being transferred pursuant to an effective registration statement or (ii) if requested by the Company or Registrar, there is delivered to the Company and the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

Section 3.13.          Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

UAL Corporation
P.O. Box 66919
Chicago, Illinois 60666
Attention:  Treasurer

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $                     principal amount of the 4.50% Senior Limited-Subordination Convertible Notes due 2021 (the “Notes”) of UAL Corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of the complete loss of our or its investment.

2.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the Resale Restriction Termination Date only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A or (d) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or, subject in each of the foregoing cases to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (c) or (d) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY:

Section 3.14.          Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of, or in payment of interest in respect of, the Notes.  Shares of Common Stock to be issued upon conversion of, or in payment of interest in respect of, Transfer-Restricted Notes prior to the effectiveness of a Shelf Registration Statement shall be delivered to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.5(c).

If (i) shares of Common Stock to be issued upon conversion of, or in payment of interest in respect of, Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include a written opinion from legal counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the Securities Act and that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

ARTICLE 4

Satisfaction, Discharge and Defeasance

Section 4.1.            Termination of Company’s Obligations Under the Indenture.  This Indenture shall upon Company Request cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of such Notes as herein expressly provided for) and the Trustee, at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes (the Company, however, hereby agreeing to reimburse the Trustee for any costs and expenses thereafter incurred by the Trustee in connection with this Indenture or the Notes) when

(1)           either

(A)          all such Notes previously authenticated and delivered (other than (i) such Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (ii) such Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

(B)           all Notes not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited irrevocably or caused to be deposited irrevocably with the Trustee as trust funds in trust, which shall be immediately due and payable, for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be provided, however; that there shall not exist on the date of such deposit a Default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other agreement or instrument to which the Company or the Guarantor is a party or to which the Company or the Guarantor is bound;

(2)           the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under Section 6.9, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (1)(B) of this Section, the obligations under Section 3.3, Section 3.5, Section 3.6, Section 3.10 and Section 4.2, the last paragraph of Section 9.3 and Article 5 as it relates to the above-mentioned Sections and Articles shall survive until the Notes have been indefeasibly paid in full; provided, however, that the Company shall reimburse the Trustee for any costs and expenses incurred by the Trustee in connection with effectuating the provisions of Section 4.2 and Section 9.3.

Section 4.2.            Application of Trust Funds.  Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

Section 4.3.            Company’s Option to Effect Defeasance or Covenant Defeasance.  The Company may at its option by Board Resolution, at any time, with respect to the Notes and the Note Guarantee, elect to have Section 4.4 (if applicable) or Section 4.5 (if applicable) be applied to such Outstanding Notes and the Note Guarantee upon compliance with the conditions set forth below in this Article 4.

Section 4.4.            Defeasance and Discharge.  Upon the Company’s exercise of the option specified in Section 4.3 applicable to this Section with respect to the Notes, the Company and the Guarantor shall be deemed to have been discharged from their obligations with respect to such Notes and the Note Guarantee on and after the date the conditions set forth in Section 4.6 are satisfied (hereinafter “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and the Note Guarantee which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.7 and the other Sections of this Indenture referred to in clause (ii) of this Section, and to have satisfied all its other obligations under such Notes, such Note Guarantee and this Indenture insofar as such Notes and such Note Guarantee are concerned (and the Trustee, at the cost and expense of the Company, shall on Company Order execute proper instruments acknowledging the same), except the following which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of Outstanding Notes to receive, solely from the trust funds described in Section 4.6(a) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due; (ii) the Company’s obligations with respect to such Notes under Section 3.4, Section 3.5, Section 3.6, Section 9.2 and Section 9.3 and such obligations as shall be ancillary thereto; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder; (iv) the right of the Holders to convert any Notes as provided in Article 12 and (v) this Article 4. Subject to compliance with this Article 4, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 4.5 with respect to such Notes and the Note Guarantee. Following a defeasance, payment of such Notes may not be accelerated because of an Event of Default.

Section 4.5.            Covenant Defeasance.  Upon the Company’s exercise of the option specified in Section 4.3 applicable to this Section with respect to any Notes, the Company shall be released from its obligations under Section 7.1 and Section 9.5 with respect to the Notes and the Note Guarantee on and after the date the conditions set forth in Section 4.6 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Section 7.1 and Section 9.5 but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and the Notes and the Note Guarantee shall be unaffected thereby.

Section 4.6.            Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to application of Section 4.4 or Section 4.5 to any Notes:

(a)           The Company shall have deposited or caused to be deposited irrevocably with the Trustee (or another trustee satisfying the requirements of Section 6.11 who shall agree to comply with, and shall be entitled to the benefits of, the provisions of Section 4.3 through Section 4.8 inclusive and the last paragraph of Section 9.3 applicable to the Trustee, for purposes of such Sections also a “Trustee”) as trust funds in trust for the purpose of making the payments referred to below, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, with instructions to the Trustee as to the application thereof, (A) cash in United States dollars in an amount or (B) non-callable Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars in an amount or (C) a combination of cash in United States dollars and non-callable Government Obligations in an amount, sufficient, in each case, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest, if any, on such Notes on the Maturity of such principal or installment of principal or interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Notes. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date or dates in accordance with Article 10 which shall be given effect in applying the foregoing.

(b)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(c)           In the case of an election under Section 4.4, the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case in form and substance reasonably satisfactory to the Trustee, stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

(d)           In the case of an election under Section 4.5, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case in form or substance reasonably satisfactory to the Trustee, each stating that all conditions precedent to the defeasance under Section 4.4 or the covenant defeasance under Section 4.5 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s option under Section 4.4 or Section 4.5 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the trustee for such trust funds or (ii) all necessary registrations under said act have been effected.

(f)            The Company shall have delivered to the Trustee an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee, stating that it has been informed by the relevant securities exchange(s) that the Notes, if then listed on any such securities exchange, will not be delisted as a result of such deposit.

(g)           No Default or Event of Default with respect to the Notes shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as Section 5.1(6) and Section 5.1(7) are concerned, at any time during the period ending on the 121st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this condition shall not be deemed satisfied until the expiration of such period).

(h)           Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Notes to have a conflicting interest as defined in Section 6.12 or for purposes of Section 310(b) of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

Section 4.7.            Deposited Money and Government Obligations to Be Held in Trust.  Subject to the provisions of the last paragraph of Section 9.3, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.6 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall indemnify the Trustee against any tax, fee or other charge, cost or expenses imposed on or assessed against the money or non-callable Government Obligations deposited pursuant to Section 4.7 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or non-callable Government Obligations held by it as provided in this Section 4.7 which, in the opinion of a nationally recognized firm of independent public accountants satisfactory to the Trustee (including, without limitation, compliance with any applicable Financial Accounting Standards Board or Commission pronouncements, rules and regulations and computations set forth therein) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 4.8.            Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in United States dollars or non-callable Government Obligations in accordance with Section 4.4 or Section 4.5 by reason of any order or judgment or any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 4 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.4 or Section 4.5; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 5

Defaults and Remedies

Section 5.1.            Events of Default.  An “Event of Default” occurs with respect to the Notes if (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           the Company or the Guarantor defaults in the payment of interest on any Note when the same becomes due and payable and such Default continues for a period of 30 days;

(2)           the Company or the Guarantor defaults in the payment of the principal of or any premium on any Note when the same becomes due and payable at its Maturity or on redemption, repurchase at the option of Holders or otherwise, when and as due by the terms of the Notes;

(3)           the Company fails to provide notice of a Change in Ownership or a Fundamental Change pursuant to Section 10.8, or a Company Repurchase pursuant to Section 10.9 to the Trustee and each Holder;

(4)           the Company or the Guarantor defaults in the performance of, or breaches, any covenant or warranty of the Company or the Guarantor in this Indenture with respect to any Note or Note Guarantee, as the case may be (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 5.1 specifically dealt with), and such Default or breach continues for a period of 60 days (or 90 days in the case of any breach of Section 9.5) after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that if the Company defaults in the performance of, or breaches, any covenant or warranty of the Company contained in Article 7, Section 9.6, Section 9.8 or Section 9.11, such Default will be an Event of Default immediately, without any action by the Holders;

(5)           the Company defaults in its obligation to deliver shares of Common Stock, cash or other property upon conversion of any of the Notes upon the exercise of a Holder’s rights pursuant to Article 12 and such Default continues for 15 days or more;

(6)           the Company or the Guarantor pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or the Guarantor in an involuntary case or proceeding or adjudicates the Company or the Guarantor insolvent or bankrupt, (B) appoints a Custodian of the Company or the Guarantor for all or substantially all of its respective property, or (C) orders the winding up or liquidation of the Company or the Guarantor; and in each case the order or decree remains unstayed and in effect for 60 days; or

(8)           the Note Guarantee ceases to be in full force and effect or is declared null and void or the Guarantor denies that it has any further liability under any Guarantee, or gives notices to such effect (other than by reason of the termination of this Indenture or the release of any such Note Guarantee in accordance with this Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor or the Company to remedy the same shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% in the aggregate principal amount at maturity of the Notes Outstanding. For purposes of clarification, this 30-day grace period is in place of and not in addition to the 60-day grace period in Section 5.1(4) above.

Section 5.2.            Acceleration; Rescission and Annulment.  If an Event of Default with respect to the Notes at the time Outstanding (other than an Event of Default specified in Section 5.1(6) and Section 5.1(7)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all of the Outstanding Notes, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and premium, if any, accrued and unpaid interest on, and all other amounts due with respect to all the Notes to be due and payable and upon any such declaration such principal, premium, interest and other amounts shall be immediately due and payable. In case an Event of Default specified in Section 5.1(6) or Section 5.1(7) occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest on, and all other amounts with respect to the Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

At any time after a declaration of acceleration with respect to Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A)          all overdue installments of interest on all Outstanding Notes,

(B)           the principal of (and premium, if any, on, and all other amounts due with respect to) any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate specified in the Notes, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all existing Defaults and Events of Default with respect to Notes, other than the non-payment of the principal of and premium, if any, on, and other amounts due with respect to the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.7. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3.            Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if

(1)           default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (or premium, if any, on) any Notes at the Maturity thereof or on redemption or otherwise, when and as due by the terms of that Note,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest with interest on any overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed therefore in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default with respect to Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4.            Trustee May File Proofs of Claim.  In case of any judicial proceeding directly involving the Company (or the Guarantor or any other obligor upon the Notes), its property or its creditors acting as such, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under Section 317(a)(2) of the Trust Indenture Act or otherwise in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.9.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5.            Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.6.            Delay or Omission Not Waiver.  No delay or omission by the Trustee or any Holder of any Notes to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.7.            Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of Outstanding Notes by notice to the Trustee may waive on behalf of the Holders of all Notes a past Default or Event of Default with respect the Notes and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note or (ii) in respect of a covenant or provision hereof which pursuant to Section 8.2 cannot be amended or modified without the consent of the Holder of each Outstanding Note adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attach copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

Section 5.8.            Control by Majority.  The Holders of a majority in aggregate principal amount of the Outstanding Notes affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to Notes; provided, however, that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) is (in the Trustee’s reasonable judgment) prejudicial to the rights of another Holder or the Trustee or (iii) in the Trustee’s reasonable judgment, may involve the Trustee in personal liability (unless the Trustee is offered indemnity, reasonably satisfactory to it, against the costs, expenses and liabilities the Trustee may incur to comply with such direction). Notwithstanding the foregoing, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction.

Section 5.9.            Limitation on Suits by Holders.  No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a Custodian, or for any other remedy hereunder, unless:

(1)           the Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(2)           the Holders of at least 25% in aggregate principal amount of the Outstanding Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee reasonable indemnity and security against any loss, liability or expense to be, or which may be, incurred by the Trustee in complying with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

(5)           during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes have not given to the Trustee a direction inconsistent with such written request.

No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice, the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 5.10.          Rights of Holders to Receive Payment and to Convert.  Notwithstanding any other provision of this Indenture, any Holder of a Note shall have the right, which is absolute and unconditional, (i) to receive payment of principal of, premium, if any, and, subject to Section 3.5 and Section 3.7, interest on the Note, on or after the Stated Maturity expressed in the Note (or, in case of redemption, on the Redemption Dates), (ii) to convert the Note in accordance with Article 12 and (iii) to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, and such rights shall not be impaired or affected without the consent of such Holder.

Section 5.11.          Application of Money Collected.  If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee for amounts due under Section 6.9;

Second:  to Holders in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Notes for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third:  to the Company.

Section 5.12.          Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.13.          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14.          Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in Section 315(e) of the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, by the Trustee, by a Holder pursuant to Section 5.10 or by Holders of more than 10% in principal amount of Outstanding Notes.

Section 5.15.          Waiver of Stay or Extension Laws.  Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or premium on any Notes when the same becomes due and payable at Maturity or on redemption, repurchase at the option of Holders or otherwise as contemplated herein, or may affect the covenants contained herein or any usury or other law or the performance of this Indenture and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

The Trustee

Section 6.1.            Certain Duties and Responsibilities.

(a)           Except during the continuation of an Event of Default:

(1)           The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           In the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)           In case an Event of Default has occurred and is continuing with respect to the Notes, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Notes, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2.            Notice of Defaults.  If a Default occurs and is continuing with respect to the Notes and if it is known to the Trustee, the Trustee shall, within the earlier of 90 days after it occurs or 30 days after it actually becomes known to the Trustee, transmit, to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default; provided, however, that, in the case of a Default other than a Default in any payment on the Notes, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders; provided further that, in the case of any Default or breach of the character specified in Section 5.1(4) with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 6.3.            Rights of Trustee.  Subject to the provisions of Section 6.1 and Sections 313, 315 and 317 of the Trust Indenture Act:

(a)           The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)           Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note, to the Trustee for authentication and delivery pursuant to Section 3.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c)           Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, rely upon an Officers’ Certificate.

(d)           The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney.

(g)           The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with reasonable care by it hereunder.

Section 6.4.            Trustee May Hold Notes.  The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate or Subsidiary with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.5.            Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.6.            Trustee’s Disclaimer.  The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes or for monies paid over to the Company pursuant to the Indenture.

Section 6.7.            Reports by Trustee to the Holders.  Within 60 days after each May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit by mail to all Holders as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by Section 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) and (d) of the Trust Indenture Act; provided that with respect to the Trustee’s obligation to file any report with a stock exchange, the Company will have provided prompt written notice to the Trustee that any such Notes are listed on a stock exchange within a reasonable period of time prior to the issuance of any such reports by the Trustee and at all other times the Company will reasonably promptly notify the Trustee when any Notes are listed on any stock exchange.

Section 6.8.            Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders.

Section 6.9.            Compensation and Indemnity.

(a)           Other than as provided in the Fee Agreement, dated as of September 30, 2005, by and among the Company, the Guarantor and the Trustee, the Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall pay or reimburse the Trustee upon request for all reasonable out-of-pocket costs or expenses or other charges, fees, fines or advances incurred or made by it in connection with the performance of its duties under this Indenture, except any such expense as may be attributable to its negligence or willful misconduct. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)           The Company and the Guarantor shall indemnify the Trustee (including in its individual capacity, and its officers, agents, directors and employees) for, and hold it harmless against, any loss, liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with its acceptance or administration of the trust or trusts hereunder. The Trustee shall notify the Company reasonably promptly of any claim for which it may seek indemnity. The Company or the Guarantor shall defend the claim and the Trustee shall reasonably cooperate in the defense (it being understood that the Company will promptly upon request by the Trustee reimburse the Trustee for any out-of-pocket costs or expenses incurred by the Trustee in connection with such claim). The Trustee may have separate counsel and the Company or the Guarantor shall pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any settlement made without its consent.

(c)           The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or willful misconduct.

(d)           To secure the payment obligations of the Company and the Guarantor pursuant to this Section 6.9, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust to pay principal, premium, if any, and interest on particular Notes.

(e)           When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(6) or Section 5.1(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

(f)            The provisions of this Section shall survive the termination of this Indenture.

Section 6.10.          Replacement of Trustee.

(a)           The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in Section 6.11.

(b)           The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(c)           The Holders of a majority in aggregate principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company’s consent (which consent shall not be unreasonably withheld or delayed); provided that no such consent on the part of the Company shall be required if an Event of Default shall have occurred and be continuing.

(d)           If at any time:

(1)           the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months;

(2)           the Trustee shall cease to be eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Note who has been a bona fide Holder of a Note for at least six months; or

(3)           the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a Custodian or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to all Notes, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to Notes, the Company, by or pursuant to Board Resolution, shall promptly appoint a successor Trustee with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes has not been appointed by the Company and accepted such appointment, then a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

Section 6.11.          Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes and (ii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes.

(c)           Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under Section 310 of the Trust Indenture Act.

(e)           The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes in the manner provided for notices to the Holders in Section 1.6. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust office.

Section 6.12.          Disqualification; Eligibility.

(a)           If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provision of Section 310(b) of the Trust Indenture Act and this Indenture.

(b)           There shall at all times be a Trustee hereunder which shall be eligible pursuant to Section 310 of the Trust Indenture Act to act as Trustee and shall have a combined capital and surplus of at least $100,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.13.          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.14.          Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less that $100,000,000 and subject to supervision or examination by Federal, State, Territorial or District of Columbia authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for the Notes may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be qualified and eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Notes issued under the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., not in its individual capacity but solely in its capacity as Trustee,

By:
as Authenticating Agent

By:
Authorized Officer

Section 6.15.          Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than fifteen Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 6.16.          Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or the Guarantor or any other obligor upon the Notes), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act regarding the collection of claims against the Company (or the Guarantor or any such other obligor).

ARTICLE 7

Consolidation, Merger or Sale by the Company

Section 7.1.            Consolidation, Merger or Sale of Assets Only on Certain Terms.  The Company shall not merge or consolidate with or into any other Person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, whether in a single transaction or a series of transactions, unless (i) (A) in the case of a merger or consolidation, the Company is the surviving Person or (B) in the case of a merger or consolidation where the Company is not the surviving Person and in the case of any such sale, conveyance, transfer, lease or other disposition, the successor or acquiring corporation is a corporation organized and existing under the laws of the United States or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Notes and under this Indenture (including the conversion rights set forth in Article 12), (ii) if, as a result of such transaction, the Notes became convertible or exchangeable into common stock or securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Notes and this Indenture, (iii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition, no Default or Event of Default shall have occurred and be continuing, and (iv) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition complies with this Article 7 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 7 and Article 8 and that all conditions precedent herein provided for or relating to such transaction have been complied with. Subject to the mandatory redemption provisions of Section 10.8, in the event of the assumption by a successor corporation of the obligations of the Company as provided in clause (i)(B) of the immediately preceding sentence as a result of a merger or consolidation, such successor corporation shall succeed to and be substituted for the Company hereunder and under the Notes and all such obligations of the Company shall terminate; provided, however, that no sale, conveyance, transfer, lease or disposition shall have the effect of releasing the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Notes.

ARTICLE 8

Supplemental Indentures

Section 8.1.            Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantor and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

(2)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(3)           to add any additional Events of Default;

(4)           to add to or change any of the provisions of this Indenture to such extent as shall be necessary to facilitate the issuance of Notes in global form;

(5)           [RESERVED]

(6)           to secure the Notes or Note Guarantee;

(7)           to comply with the requirements of the Commission in order to effect or maintain qualification of this Indenture under the TIA;

(8)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10 and Section 6.11;

(9)           to make provision with respect to the conversion rights of the Holders pursuant to the requirements of Section 12.6 or the obligations of a successor to the Company pursuant to the requirements of Section 7.1;

(10)         to increase the Conversion Rate or increase the consideration payable to any Holder, provided that no such increase individually or in the aggregate with all other such increases has or will have an adverse effect on the interests of the Holders; or

(11)         to cure any ambiguity, correct any mistake or correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such other provisions shall not adversely affect the interests of the Holders.

Section 8.2.            With Consent of Holders.  With the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, the Guarantor and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders and the Note Guarantee; provided, however, that without the consent of the Holder of each Outstanding Note affected thereby, an amendment, change or modification under this Section 8.2 may not:

(1)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption or repurchase thereof, or change the coin or currency in which, any Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase, on or after the applicable Redemption Date or Company Repurchase Date);

(2)           reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture;

(3)           change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.2;

(4)           make any change in Section 5.7 or this Section 8.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby;

(5)           impair the right to convert the Notes into shares of Common Stock on and subject to the terms set forth herein, including Section 12.6, or reduce the number of shares of Common Stock or other property into which the Notes may be converted other than as expressly contemplated by Section 12.4 or Section 12.5;

(6)           modify the ranking or priority of any Note or the Note Guarantee in respect thereof of the Company or the Guarantor, as the case may be, in any manner adverse to the Holders of the Notes;

(7)           release the Guarantor from any of its obligations under its Note Guarantee or this Indenture;

(8)           reduce the Redemption Price of any Notes;

(9)           make the Notes payable in money or securities other than as stated in the Note;

(10)         make any amendment, change or modification to this Section 8.2;

(11)         make any change that materially adversely affects the right of a Holder to require the Company to purchase the Notes in accordance with the terms of Section 10.8 and Section 10.9; or

(12)         impair the right to institute suit for the enforcement of any payment with respect to the Notes or under the Note Guarantee.

Notwithstanding the foregoing, no amendment, change or modification of any of the rights or obligations of the Trustee or any of its agents under this Indenture or the Note Guarantee shall be effective unless consented to by the Trustee in writing.

It is not necessary under this Section 8.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

Section 8.3.            Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 8 shall comply with the requirements of the Trust Indenture Act as then in effect.

Section 8.4.            Execution of Supplemental Indentures.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.5.            Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes;

and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.6.            Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.7.            Notice.  After an amendment or supplement under this Article 8 becomes effective, the Company shall notify the Trustee and the Trustee shall promptly mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

ARTICLE 9

Covenants

Section 9.1.            Payment of Principal, Premium, if any, and Interest.  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay on the dates and in the manner provided in the Notes the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (if other than the Company, the Guarantor or a Subsidiary thereof) holds as of 10:00 a.m., New York City time, on that date money or Common Stock (if such installment is payable in Common Stock) deposited by the Company and designated for and sufficient to pay all principal of, premium, if any, and interest, if any, on the Notes then due for such installment (as permitted by the terms of the Notes). The Company shall, to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes plus 1% per annum. All such interest shall be payable upon demand.

Section 9.2.            Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Trustee shall initially serve as Paying Agent and Conversion Agent.

Section 9.3.            Money for Notes to Be Held in Trust; Unclaimed Property.  If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before 12:00 noon, Chicago, Illinois time on each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee and Paying Agent, if applicable, in writing of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of or any premium or interest on any Notes deposit with the applicable Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by Section 317(b) of the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest on the Notes; and

(3)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money or Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid or delivered to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.4.            Corporate Existence.  Subject to Article 7, and without limiting any of, and subject to, the Company’s obligations under Article 10, each of the Company and the Guarantor will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence; provided that nothing in this Section 9.4 shall prevent the abandonment or termination of any right or franchise of the Company or the Guarantor if the Board of Directors of the Company or of the Guarantor, as the case may be, shall determine that such abandonment or termination is in the best interests of the Company or the Guarantor, as the case may be, and does not materially adversely affect the ability of the Company or the Guarantor, as the case may be, to operate its business or to fulfill its obligations hereunder.

Section 9.5.            Reports by the Company.  The Company covenants:

(a)           whether or not required to be filed or otherwise provided by the rules and regulations of the Commission, so long as any Notes are Outstanding, the Company will furnish to the Trustee, within the time periods specified in the Commission’s rules and regulations:

(i)            all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K, and all amendments thereto, if the Company were required to file such reports; and

(ii)           all current reports that would be required to be filed with the Commission on Form 8-K, and all amendments thereto, if the Company were required to file such reports;

(b)           to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and

(c)           to transmit to all Holders within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 9.5, as may be required by rules and regulations prescribed from time to time by the Commission.

Section 9.6.            Notice of Default.  The Company shall file with the Trustee written notice of the occurrence of any Event of Default promptly, but in any event no later than five (5) Business Days of its becoming aware of any such Event of Default.

Section 9.7.            Provision of Financial Statements.  If the Company is not required to file with the Commission periodic reports and other information pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act, the Company shall furnish without cost to each Holder and file with the Trustee (i) within 135 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8 and 9 of Form 10-K promulgated under the Securities Exchange Act or substantially the same information required to be contained in comparable items of any successor form, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Securities Exchange Act or substantially the same information required to be contained in any successor form and (iii) promptly from the time after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in Form 8-K promulgated under the Securities Exchange Act or substantially the same information required to be contained in any successor form. The Company shall also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.

Section 9.8.            Compliance Certificates.  The Company shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2006), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 9.7, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 9.9.            Further Instruments and Acts.  Upon request of the Trustee, each of the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purposes of this Indenture.

Section 9.10.          Payments for Consents.  The Company shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 9.11.          Changes in Organization Documents.  The Company shall not amend its certificate of incorporation, bylaws, or other similar organizational document, other than any amendment that is not adverse in any material respect to the rights of the Holders hereunder.

Section 9.12.          Affiliate Transactions.

(a)           The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any material transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of their Affiliates unless (i) such transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary on an arms-length basis with an unrelated Person and (ii) the Company delivers to the Trustee (A) with respect to any transaction or series of related transactions involving aggregate consideration (or the fair market value of the property the subject of such transaction is) in excess of $20.0 million, a resolution of the Board of Directors, approved prior to the consummation thereof, set forth in an Officers’ Certificate certifying that such transaction complies with clause (i) of this Section 9.12(a) and that such transaction has been approved, prior to the consummation thereof, by a majority of the disinterested members of the Board of Directors, and (B) with respect to any transaction or series of related transactions involving aggregate consideration (or the fair market value of the property the subject of such transaction is) in excess of $50.0 million, an opinion as to the fairness to the Company or such Subsidiary of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing (and which opinions delivered to the Trustee).

(b)           The following items will not be deemed to be subject to the provisions of this Section 9.12:

(i)        transactions between or among the Company and/or its wholly owned Subsidiaries;

(ii)       transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, capital stock in, or controls, such Person;

(iii)      payment of reasonable directors’ fees to directors of the Company and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Subsidiaries to or with the officers, directors, employees or consultants of the Company and any Subsidiary of the Company; and

(iv)      any issuance of capital stock of the Company to Affiliates of the Company.

ARTICLE 10

Redemption and Repurchase

Section 10.1.          Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Notes pursuant to the optional redemption provisions of Section 10.7 hereof, or the requirement that the Company offer to redeem the Notes pursuant to the mandatory redemption provisions in Section 10.8, shall be evidenced by or pursuant to a Board Resolution or an Officers’ Certificate. In the case of any optional redemption of all or less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Notes to be redeemed, of the clause of this Indenture pursuant to which the redemption shall occur, and the Redemption Price. In the case of any mandatory redemption, the Company shall, promptly upon Company’s knowledge of its obligation to make such mandatory redemption, notify the Trustee that the Company is obligated to offer to redeem the Notes pursuant to Section 10.8 and within the time periods prescribed by Section 10.8.

Section 10.2.          Selection of Notes to Be Redeemed.  If less than all the Notes are to be redeemed pursuant to Section 10.7, the Trustee, at least 30 days but not more than 60 days prior to the Redemption Date, shall select the Notes to be redeemed in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Notes that are Outstanding and that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes or any integral multiple thereof) of the principal amount of Notes of a denomination larger than the minimum authorized denomination for Notes. The Trustee shall promptly notify the Company in writing of the Notes selected by the Trustee for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 10.3.          Notice of Redemption or Offer to Redeem.  If the Company elects to redeem any Notes pursuant to the optional redemption provisions of Section 10.7 hereof, notice of redemption shall be given in the manner provided in this Article 10 and Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date to the Holders of the Notes to be redeemed (a “Redemption Notice”). If the Company is required to offer to redeem the Notes pursuant to the mandatory redemption provisions of Section 10.8,  notice of redemption shall be given in the manner provided in this Article 10 and Section 1.6 not less than 45 days nor more than 60 days prior to the Redemption Date to the Holders of the Notes.

All notices of redemption or offers to redeem shall be prepared by the Company and shall identify the Notes the Company is redeeming or offering to redeem and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price and accrued interest to, but excluding, the Redemption Date;

(3)           in the case of a redemption pursuant to Section 10.7 hereof, if fewer than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Note or Notes to be redeemed;

(4)           other than in the case of the redemption of all Outstanding Notes pursuant to Section 10.7 hereof, that on and after the Redemption Date, upon surrender of any Note to be redeemed in part only, the Holder will receive, without a charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(5)           the Place or Places of Payment where such Notes may be surrendered for payment of the Redemption Price and accrued interest to, but excluding, the Redemption Date;

(6)           that Notes called for redemption (in the case of a redemption pursuant to Section 10.7 hereof) or as to which an OPTION OF HOLDER TO ELECT REDEMPTION is given by the Holder (in the case of an offer to redeem Notes pursuant to Section 10.8 hereof) must be surrendered to the Paying Agent to collect the Redemption Price;

(7)           that, on the Redemption Date, the Redemption Price and accrued interest to, but excluding, the Redemption Date will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(8)           the clause of this Indenture pursuant to which the redemption shall occur;

(9)           the CUSIP Number of such Notes; provided that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

(10)         the current Conversion Rate;

(11)         whether the Company elects to pay the Redemption Price in cash, in shares of Common Stock or in a combination thereof, specifying the percentage or amount of each and, if the Company elects to pay any portion of such Redemption Price in shares of Common Stock, the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of such notice;

(12)         in the case of an offer to redeem pursuant to Section 10.8 hereof, that Notes as to which an OPTION OF HOLDER TO ELECT REDEMPTION has been given by the Holder may be converted only if the election has been withdrawn by the Holder in accordance with the terms of this Indenture;

(13)         in the case of an offer to redeem pursuant to Section 10.8 hereof, the last date on which a holder may exercise the redemption right, a description of the procedure which a Holder must follow to exercise such redemption right or withdraw any Notes it has surrendered for redemption;

(14)         in the case of a redemption pursuant to Section 10.7 hereof, the date on which the right to convert such Notes or portions thereof into Common Stock will expire (which date shall be the close of business on the third Business Day prior to the Redemption Date);

(15)         whether the Company has elected to satisfy all or a portion of its Conversion Obligation with cash in lieu of delivery of shares of Common Stock with respect to any Notes (or portions thereof) to be redeemed or in respect of which an offer to redeem is made, as the case may be;

(16)         if the Company has determined to satisfy all or any portion of the Conversion Obligation in cash, the dollar amount of the Conversion Obligation to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount); and

(17)         the name and address of each Paying Agent and Conversion Agent.

Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. In the event that the Company elects to deliver such notice to the Holders (rather than through the Trustee), the Company shall concurrently therewith deliver a copy of such notice to the Trustee.

Section 10.4.          Deposit of Redemption Price.  On or prior to any Redemption Date (and in any case no later than 10:00 a.m., New York City time, on such Redemption Date), the Company shall deposit with the Paying Agent (if other than the Company, the Guarantor or a Subsidiary thereof) (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of cash in immediately available funds sufficient to pay on the Redemption Date the Redemption Price of, and interest accrued to but not including the Redemption Date on, all Notes or portions thereof which are to be redeemed on that date (other than those theretofore surrendered for conversion into Common Stock). Alternatively, the Company may, at its election, pay any Redemption Price owed pursuant to this Article 10 by delivering not less than three (3) Business Days prior to such Redemption Date (the “Delivery Date”) (i) that number of shares of Common Stock equal to the aggregate Redemption Price owed to any Holder divided by the Market Value of the Common Stock as of the Business Day prior to the Delivery Date and rounding down to the nearest whole number, plus (ii) cash in lieu of fractional shares; provided, however, that for any redemption pursuant to Section 10.7, all or a portion of the Redemption Price may be paid in Common Stock only if the Common Stock has traded at no less than 125% of the Conversion Price for the 60 consecutive trading days prior to the Redemption Date. Prior to the occurrence of an Event of Default (and upon the occurrence and continuance of an Event of Default, at the direction of the Holders of at least a majority of the principal amount of the Outstanding Notes), the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed. If any Note (or portion thereof) called for redemption is converted into Common Stock prior to such Redemption Date, any money deposited with the Paying Agent or so set aside, segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust.

Section 10.5.          Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, unless converted into Common Stock pursuant to the terms hereof, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest, such Notes (or portions thereof) shall cease to be convertible into Common Stock and shall cease to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes (or portions thereof) except the right to receive the Redemption Price thereof, together with accrued interest to but not including the Redemption Date, pursuant to this Indenture. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to but not including the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note, and such Note shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

Section 10.6.          Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part at any Place of Payment therefor (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or its attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Note, without service charge, a new Note or Notes, the same form and the same Stated Maturity in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal of the Note surrendered. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.

Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of 15 days preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 10.7.          Optional Redemption.  At any time on or after July 5, 2011, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a Redemption Price of 100% of the principal amount of such Notes plus accrued and unpaid interest thereon to but not including the applicable Redemption Date. Any redemption pursuant to this Section 10.7 shall be made pursuant to the provisions of Section 10.1 through Section 10.6 hereof.

Section 10.8.          Mandatory Redemption.  Upon any Change in Ownership or Fundamental Change, the Company shall offer to redeem all of the Notes that are Outstanding at a Redemption Price of 100% of the principal amount thereof plus accrued but unpaid interest thereon to but not including the applicable Redemption Date. Any offer of redemption pursuant to this Section 10.8 shall be made in accordance with Section 10.3. Within 20 days of receiving such notice of redemption, in order to cause the Company to redeem its Notes, each electing Holder must deliver to the Company and the Trustee the form attached to the Notes labeled OPTION OF HOLDER TO ELECT REDEMPTION. The Company shall notify the Trustee by no later than the second business day preceding the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of the principal amount of Notes that the Holder has elected to redeem. Any redemption pursuant to this Section 10.8 shall be made in compliance with the provisions of Section 10.1, Section 10.3, Section 10.4, Section 10.5 and Section 10.6 hereof.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) an OPTION OF HOLDER TO ELECT REDEMPTION shall have the right to withdraw such election at any time prior to the close of business on the third Business Day immediately preceding the Redemption Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) and the Company specifying:

(a)           the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Notes in respect of which such notice of withdrawal is being submitted is represented by a Note in global form,

(b)           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(c)           the principal amount, if any, of such Notes which remain subject to the original OPTION OF HOLDER TO ELECT REDEMPTION and which has been or will be delivered for redemption by the Company.

Section 10.9.          Repurchase of Notes by the Company at Option of Holders on Specified Dates.

(a)           On each of the fifth anniversary of date of issuance and the tenth anniversary of date of issuance (each, a “Company Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes. The Company shall repurchase such Notes at a price (the “Company Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to (but excluding) the Company Repurchase Date; provided that if such Company Repurchase Date falls after a Regular Record Date, but on or prior to the relevant Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the

Holders of record of the Notes or one or more Predecessor Securities on the applicable Regular Record Date instead of to the Holders surrendering the Notes for repurchase.

(b)           No sooner than the 60th Trading Day and no later than the 25th Trading Day prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least 10 Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to the Paying Agent and all holders of record on such date a notice (the “Company Repurchase Notice”) to each Holder at its last address as the same appears on the Register and to any beneficial owner of Notes as required by applicable law; provided that if the Company shall give such notice, it shall also give written notice to the Trustee (and the Paying Agent if the Trustee is not the Paying Agent) at such time as it is mailed to Holders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Each Company Repurchase Notice shall state:

(i)            the Company Repurchase Price, excluding accrued and unpaid interest, the Conversion Price at the time of such notice (and any applicable adjustments to the Conversion Price) and the amount of interest that will be payable with respect to the Notes on the Company Repurchase Date;

(ii)           whether the Company elects to pay the Company Repurchase Price in cash, in shares of Common Stock or a combination thereof, specifying the percentage or amounts of each;

(iii)          the Company Repurchase Date;

(iv)          the last date on which a Holder may exercise the repurchase right;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)          that Notes as to which a Company Repurchase Election has been given by the Holder may be converted only if the election has been withdrawn by the Holder in accordance with the terms of this Indenture and the Notes are otherwise convertible in accordance with the terms of this Indenture;

(vii)         that the Holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

(viii)        a description of the procedure which a Holder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

(ix)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(x)            briefly, the conversion rights of the Notes.

No failure of the Company to give the foregoing notices and no defect therein shall affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 10.9.

(c)           Notes shall be repurchased pursuant to this Section 10.9 at the option of the Holder upon:

(i)            delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (a “Company Repurchase Election”) in the form set forth on the reverse of the Note at any time from the opening of business on the 20th Trading Day preceding the Company Repurchase Date until the close of business on the Trading Day immediately preceding the Company Repurchase Date, subject to extension to comply with applicable law, stating:

(ii)           if certificated, the certificate numbers of the Notes which the Holder shall deliver to be repurchased;

(iii)          that such Notes shall be repurchased as of the Company Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

(iv)          if the Company Repurchase Notice stated an intention to pay the Company Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Company Repurchase Price is ultimately paid to such Holder entirely in cash because one or more of the conditions to payment of the Company Repurchase Price in shares of Common Stock was not satisfied prior to the close of business on the Trading Day prior to the relevant Company Repurchase Date, whether such Holder elects (i) to withdraw the Company Repurchase Election as to the Notes to which such election relates (stating the principal amount and certificate numbers, if any, of the Notes as to which such withdrawal relates) or (ii) to receive cash in respect of the entire Company Repurchase Price for all Notes (or portions thereof) to which such election relates; and

(v)           delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company), simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery or transfer being a condition to receipt by the Holder of the Company Repurchase Price therefor; provided that such Company Repurchase Price shall be so paid pursuant to this Section 10.9 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

If a Holder fails to indicate such Holder’s choice with respect to the election set forth in Section 10.9, such Holder shall be deemed to have withdrawn the Company Repurchase Election in the circumstances set forth in Section 10.9(c)(i).

Section 10.10.        Conversion Arrangement on Call for Redemption.  In connection with any redemption or repurchase of Notes pursuant to Section 10.7, Section 10.8 or Section 10.9, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the Redemption Date or Company Repurchase Date, an amount not less than the Redemption Price or the Company Repurchase Price of such Notes. Notwithstanding anything to the contrary contained in this Article 10, the obligation of the Company to pay the Redemption Price or the Company Repurchase Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement, a copy of which will be filed with the Trustee prior to the Redemption Date or Company Repurchase Date, is entered into, any Note not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date or Company Repurchase Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

Section 10.11.        Company’s Right to Elect Manner of Payment of Repurchase Price.

(a)           The Notes to be repurchased by the Company on any Company Repurchase Date pursuant to Section 10.9, may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 10.11(e). The Company shall designate in its Company Repurchase Notice whether the Company will purchase the Notes for cash or shares of Common Stock, or, if a combination thereof, the percentage of the Company Repurchase Price that it will pay in cash and the percentage that it will pay in shares of Common Stock; provided that, to the extent the Company pays cash for accrued and unpaid interest or for fractional interests in shares of Common Stock, such cash amounts will be based upon the Market Price with respect to the applicable Company Repurchase Date. For purposes of determining the amount of any fractional interests, all Notes subject to repurchase held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

(b)           Each Holder whose Notes are repurchased pursuant to Section 10.9 shall receive the same percentage of cash or shares of Common Stock in payment of the Company Repurchase Price for such Notes as any other Holder whose Notes are so repurchased, except (i) as provided in Section 10.11(a) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, or because the conditions to purchasing such Notes for shares of Common Stock set forth in Section 10.11(e) have not been satisfied, the Company may purchase the Notes of such Holder or

Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Repurchase Notice to Holders except as provided in the preceding sentence or pursuant to Section 10.11(e) in the event of a failure to satisfy, prior to the close of business on the Trading Day immediately preceding the Company Repurchase Date, any condition to the payment of the Company Repurchase Price in whole or in part in shares of Common Stock.

(c)           At least three Business Days before the date of any Company Repurchase Notice, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)            the manner of payment selected by the Company;

(ii)           the information required to be included in the Company Repurchase Notice;

(iii)          if the Company elects to pay the Company Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 10.11(e) have been or will be complied with; and

(iv)          whether the Company desires the Trustee to give the Company Repurchase Notice required.

(d)           If the Company elects to pay the Company Repurchase Price, or any percentage thereof, with respect to a Company Repurchase Date in shares of Common Stock, the number of shares of Common Stock to be delivered with respect to each $1,000 principal amount of Notes shall be equal to the quotient obtained by dividing (i) the dollar amount of the Company Repurchase Price to be paid in shares of Common Stock by (ii) the Market Price with respect to such Company Repurchase Date; provided that no fractional shares will be delivered.

(e)           The Company’s right to elect to pay some or all of the Company Repurchase Price with respect to a Company Repurchase Date by delivering shares of Common Stock shall be conditioned upon:

(i)            the Company giving timely notice of its election;

(ii)           the approval for listing of such shares of Common Stock on each national or regional securities exchange on which the Common Stock is then listed, subject to official notice of issuance, or approval of trading of such shares of Common Stock on the Nasdaq National Market or other similar automated quotation system on which the Common Stock is then traded;

(iii)          information necessary to calculate the Market Price being published in a daily newspaper of national circulation or being otherwise readily publicly available;

(iv)          the registration of such shares of Common Stock under the Securities Act and the Securities Exchange Act, in each case if required;

(v)           any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

(vi)          obtaining any required stockholder approvals; and

(vii)         the receipt by the Trustee of an Officers’ Certificate stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Company Repurchase Price in respect of the Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Company Repurchase Price, will be validly issued, fully paid and nonassessable under the Company’s Certificate of Incorporation and By-laws, in each case as then in effect, and the Delaware General Corporation Law (or other applicable corporate law), and stating that each of the conditions in clauses (i) through (vi) above have been satisfied. Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes and the Last Reported Sale Price of the Common Stock on each Trading Day during the period during which the Market Price with respect to such Company Repurchase Date is to be calculated.

If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Trading Day immediately preceding the Company Repurchase Date, the Company shall pay the entire Company Repurchase Price of the Notes of such Holder or Holders in cash.

(f)            All shares of Common Stock delivered upon repurchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free of any lien or adverse claim.

(g)           If a Holder is paid some or all of the Company Repurchase Price with respect to such Holder’s Notes in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than that of the Holder. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

(h)           The Company may irrevocably elect, in its sole discretion and without the consent of Holders of the Notes, by notice to the Trustee and the Holders of the Notes, to satisfy in cash 100% of the principal amount of the Notes that are the subject of a Company Repurchase Notice received by the Paying Agent and the Company after the date of such election.

Section 10.12.        Conditions and Procedures for Repurchase at Option of Holders.

(a)           The Company may repurchase from the Holder thereof, pursuant to Section 10.9, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note. Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented that is not repurchased.

(b)           On or prior to a Company Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents an amount of cash and/or shares of Common Stock, as applicable, sufficient to repurchase on the Company Repurchase Date all of the Notes (or portions thereof) to be repurchased on such date at the Company Repurchase Price; provided that if such deposit is made on the Company Repurchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

If the Trustee or other Paying Agent appointed by the Company holds cash and/or shares of Common Stock sufficient to pay the aggregate Company Repurchase Price of all of the Notes (or portions thereof) that are to be repurchased as of the Company Repurchase Date, then on or after the Company Repurchase Date, (i) such Notes to be repurchased will cease to be outstanding, (ii) interest on such Notes to be repurchased will cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, and (iii) all other rights of the Holders of such Notes to be repurchased will terminate other than the right to receive the Company Repurchase Price upon transfer or delivery of the Notes.

(c)           Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Company Repurchase Election, the Holder of the Note (or a portion thereof) in respect of which such Company Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Company Repurchase Price with respect to such Note (or a portion thereof). Such Company Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five Business Days) following the later of (x) the Company Repurchase Date with respect to such Note (provided that the Holder has satisfied its obligations in Section 10.9(c)) and (y) the time of book-entry transfer or delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 10.9(c). Notes in respect of which a Company Repurchase Election has been given by the Holder thereof may not be converted pursuant to Article 12 hereof on or after the date of the delivery of such Company Repurchase Election unless such election has first been validly withdrawn pursuant to Section 10.12(d) below.

(d)           Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) a Company Repurchase Election shall have the right to withdraw such election at any time prior to the close of business on the third Trading Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

(i)            the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Notes in respect of which such notice of withdrawal is being submitted is represented by a Note in global form,

(ii)           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(iii)          the principal amount, if any, of such Notes which remain subject to the original Company Repurchase Election and which has been or will be delivered for redemption or repurchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Company Repurchase Election or written notice of withdrawal thereof.

(e)           The Company will comply with the provisions of Rules 13e-4 and 14e-1 and any other tender offer rules under the Securities Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders in the event of a Change in Ownership, a Fundamental Change or on any Company Repurchase Date. If then required by applicable law, the Company will file a Schedule TO or any other schedule required to be filed with the Commission in connection with such repurchase.

(f)            There shall be no repurchase of any Notes pursuant to Section 10.9 if there has occurred at any time prior to, and is continuing on, the Company Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Company Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Company Repurchase Election has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Company Repurchase Price with respect to such Notes) in which case, upon such return, the Company Repurchase Election with respect thereto shall be deemed to have been withdrawn.

(g)           Prior to the occurrence of an Event of Default (and then at the direction of the Holders of at least a majority of the principal amount of the Outstanding Notes), the Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed for the payment of the Company Repurchase Price and to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.12(b) exceeds the aggregate Company Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Company Repurchase Date, then, unless otherwise agreed in writing with the Company, within five Business Days following the Company Repurchase Date, the Trustee shall return any such excess to the Company.

ARTICLE 11

Note Guarantee

Section 11.1.          Guarantee.

(a)           Subject to this Article 11, the Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption, repurchase at the option of the Holders or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption, repurchase at the option of the Holders or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor hereby waives the benefits of diligence, presentment, demand for payment and filing of claims with a court in the event of insolvency or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever, and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any Custodian acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, or any such amount paid is rescinded or reduced in amount, this Note Guarantee, to the extent theretofore discharged, will continue to be effective or be reinstated, as the case may be, and be in full force and effect all as though such amount had not been paid.

(d)           The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and performance in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.

(e)           The Guarantor hereby agrees to pay any and all costs and expenses incurred by the Trustee or the Holders in enforcing their respective rights under the Note Guarantee.

(f)            The Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a Custodian be appointed for all or any significant part of the Company’s assets.

Section 11.2.          Limitation on Guarantor Liability.  The Guarantor and, by its acceptance of Notes, each Holder hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the  Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under its Note Guarantee and this Article 11 shall be limited to the greater of (i) the amount of any value received by the Guarantor and (ii) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.3.          Execution and Delivery of a Note Guarantee.  To evidence the Note Guarantee, the Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of the Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers.

The Guarantor hereby agrees that the Note Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 11.4.          Guarantor May Consolidate, etc., on Certain Terms.  Except as otherwise provided in this Section 11.4, the Guarantor may not sell, convey, transfer or otherwise dispose of all or substantially all of its property or assets to, or consolidate with or merge with or into another Person, other than the Company, unless:

(1)                                  immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)                                  either:

(a)           the Guarantor is the surviving Person; or

(b)                                 the Person acquiring the property or assets in any such sale, conveyance, transfer or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein.

In case of any such consolidation, merger, sale, conveyance, transfer or disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as the Guarantor; provided, however, that no such sale, conveyance, transfer or disposition shall have the effect of releasing the Person named as the “Guarantor” in the first paragraph of this Indenture or any successor Person which shall theretofore have become such in the manner prescribed in this Article 11 from its liability as obligor on the Note Guarantee. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company, or will prevent any sale, conveyance, transfer or disposition of the property of the Guarantor as an entirety or substantially as an entirety to the Company.

ARTICLE 12

Conversion of Notes

Section 12.1.          Right to Convert.

(a)           Subject to and upon compliance with the provisions of this Indenture, the Holder of any Note shall have the right, at such Holder’s option, to convert the principal amount of such Note, or any portion of such principal amount which is an integral multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time at any time after October 23, 2006, and prior to the earlier of (1) the close of business on the second Business Day prior to the Redemption Date and (2) the close of business on the second Business Day immediately preceding Maturity, by surrender of the Note to be so converted in whole or in part, together with any required funds, under the circumstances described in this Section 12.1 and in the manner provided in Section 12.2.

(b)           A Note in respect of which a Holder is electing to exercise its option to require redemption upon a Change in Ownership or Fundamental Change pursuant to Section 10.8 or repurchase pursuant to Section 10.9 may be converted only if such Holder withdraws its election in accordance with Section 10.8 or Section 10.12(d), respectively. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only then to the extent such Notes are deemed to have been converted to Common Stock under this Article 12.

Section 12.2.          Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends; Settlement of Cash or Common Stock upon Conversion.

(a)           In order for a Holder to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Form of Conversion Notice” on the reverse thereof, duly completed and manually signed (the “Conversion Notice”), together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by paragraph (d) of this Section 12.2. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates (or other evidence permissible pursuant to applicable state law) for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 12.7.

In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Note in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or the Conversion Agent, and pay the funds, if any, required by Section 12.2(d) and any transfer or similar taxes if required pursuant to Section 12.7.

(b)           As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for that purpose or, at the option of such Holder, the Corporate Trust Office, a certificate or certificates (or other evidence permissible pursuant to applicable state law) for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 12 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 12.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to Section 3.2 and Section 3.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(c)           Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.2 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates (or other evidence permissible pursuant to applicable state law) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates (or other evidence permissible pursuant to applicable state law) are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such requirements shall have been satisfied.

(d)           Notwithstanding paragraph (f) below, any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date that has not been called for redemption during such period shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to a date that is two Business Days after the corresponding Interest Payment Date, (2) if the Company has specified a Change in Ownership or Fundamental Change repurchase date that is after a Regular Record Date and on or prior to the date that is one Business Day after the corresponding Interest Payment Date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 12.2, no payment or other adjustment shall be made for interest accrued on any Note (or portion thereof) converted or for dividends on any shares issued upon the conversion of such Note (or portion thereof) as provided in this Article 12.

(e)           Upon the conversion of an interest in a Note in global form, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Note in global form as to the reduction in the principal amount represented thereby and as directed by the Company. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)            Upon the conversion of a Note (or portion thereof), that portion of the accrued and unpaid interest with respect to the converted Note (or portion thereof) to (but excluding) the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) (or cash or a combination of cash and Common Stock) in exchange for the Note (or portion thereof) being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) (or cash or a combination of cash and Common Stock) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Note (or portion thereof) and the accrued and unpaid interest to (but excluding) the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) (or cash or a combination of cash and Common Stock) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note (or portion thereof) being converted pursuant to the provisions hereof.

(g)           In the event that the Company receives a Conversion Notice on or prior to the date on which the Company gives a Redemption Notice, the following procedures shall apply:

(i)            If the Company elects to satisfy all or any portion of its obligation to convert the Notes (the “Conversion Obligation”) in cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date (the “Cash Settlement Notice Period”), unless the Company already has informed Holders of its election in connection with its Redemption of the Notes under Section 10.1. If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to Holders upon conversion, Holders may retract the Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”). No such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash (other than cash in lieu of fractional shares) in lieu of all or a portion of the Common Stock otherwise to be issued. Upon the expiration of a Conversion Retraction Period, a Conversion Notice shall be irrevocable. If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, and the applicable Conversion Notice has not been retracted, then settlement (in cash or in cash and shares of Common Stock) will be made through the Conversion Agent no later than the 20th Business Day following the Conversion Date to Holders timely surrendering Notes; provided, that the Conversion Agent (if other than the Company, the Guarantor or any Subsidiary thereof) holds as of 10:00 a.m., New York time, on such settlement date money (or a combination of money and shares of Common Stock, as applicable, subject to the proviso below) deposited by the Company in immediately available funds and designated for and sufficient to cover such settlement amount (be it in cash or a combination of cash and shares of Common Stock) on such date; provided, further, that the Conversion Agent (if other than the Company, the Guarantor and/or Subsidiary thereof) shall have received any such shares of Common Stock of the Company (but only to the extent such shares of

Common Stock are certificated and not in global form) not less than three (3) Business Days prior to such settlement date.

(ii)           If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), delivery of the Common Stock into which the Notes are converted (and cash in lieu of any fractional shares) shall occur through the Conversion Agent no later than the tenth Business Day following the Conversion Date to Holders timely surrendering Notes; provided that the Conversion Agent (if other than the Company, the Guarantor or any Subsidiary thereof) shall have received any such shares of Common Stock from the Company (but only to the extent such shares of Common Stock are certificated and not in global form) not less than three (3) Business Days prior to such settlement date; provided, further, that the Conversion Agent (if other than the Company, the Guarantor or any Subsidiary thereof), with respect to any cash being paid by the Company as part of the settlement amount in lieu of fractional shares, holds as of 10:00 a.m., New York time, on such settlement date, money deposited by the Company in immediately available funds and designated for and sufficient to cover such settlement amount being paid in cash in lieu of fractional shares. Any Common Stock issued on conversion of, or in payment of interest in respect of, a Note in global form will also be issued in global form (unless the Depositary for the Notes is unwilling to act as depositary for such Common Stock, in which case such Common Stock shall be issued in certificated form).

(h)           Settlement amounts will be computed as follows:

(i)            If the Company elects to satisfy the entire Conversion Obligation in Common Stock, it shall deliver to Holders that have delivered the Conversion Notice giving rise to the Conversion Obligation a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (ii) the Conversion Rate. In addition, the Company shall pay cash for any fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the Conversion Date.

(ii)           If the Company elects to satisfy the entire Conversion Obligation in cash, it shall deliver to Holders that have delivered the Conversion Notice giving rise to the Conversion Obligation cash in an amount (the “Cash Conversion Value”) equal to the product of:

(A)          a number equal to (i) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (ii) the Conversion Rate; and

(B)           the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days (x) immediately following the date of the Company’s notice of its election to deliver cash, if the Company has not given a Redemption Notice, or (y) ending on the third Trading Day prior to the Conversion Date, in the case of a conversion following a Redemption Notice specifying that the Company intends to deliver cash upon conversion (each a “Cash Settlement Averaging Period”).

(iii)          If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, it will deliver to Holders the specified cash amount (the “Cash Amount”) and a number of shares of Common Stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of shares of Common Stock calculated as if the Company elected to satisfy the entire Conversion Obligation in shares over the number of shares equal to the sum, for each day of the applicable Cash Settlement Averaging Period, of (x) 20% of the Cash Amount, divided by (y) the Last Reported Sale Price of the Common Stock on such day. In addition, the Company shall pay cash for all fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the Conversion Date.

In no event shall the amount of cash delivered upon conversion of Notes exceed $1,000 per $1,000 principal amount of Notes to be converted.

The Company must determine whether or not it will satisfy all or a portion of the Conversion Obligation in cash at the time it issues a Redemption Notice, and such notices will state the amount of the Conversion Obligation to be settled in cash. If a Conversion Notice is received from Holders after the date that a Redemption Notice has been issued, such Holders may not retract their Conversion Notice. In such case, settlement (in cash and/or Common Stock) will occur no later than the 10th Business Day following the Conversion Date.

(iv)          The Company may irrevocably elect, in its sole discretion and without the consent of Holders of the Notes, by notice to the Trustee and the Holders of the Notes, to satisfy the Conversion Obligation in cash up to 100% of the principal amount of the Notes converted after the date of such election. If the Company shall make this election, then if a Holder surrenders its Notes for conversion, such holder will receive, in respect of each $1,000 principal amount of Notes surrendered for conversion:

(A)          cash in the amount equal to the lesser of:

(i)            the principal amount of each Note, or

(ii)           the Cash Conversion Value; and

(B)           to the extent the Cash Conversion Value exceeds $1,000, the balance of the Conversion Obligation in the form of cash or Common Stock or a combination of cash and Common Stock pursuant to this Section 12.2.

Notwithstanding such election, the Company may satisfy a Conversion Obligation to the extent it exceeds the principal amount in cash or Common Stock or combination of cash or Common Stock pursuant to this Section 12.2. If a Conversion Notice is received from Holders after the date that a Redemption Notice has been issued, such Holders may not retract their Conversion Notice. In such case, settlement (in cash and/or Common Stock) will occur no later than the 10th Business Day following the Conversion Date.

Section 12.3.          Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the Holder thereof at the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Notes (or the specified portions thereof) are deemed to have been converted.

Section 12.4.          Conversion Rate.  Each $1,000 principal amount of the Notes shall be convertible into 28.7035 shares of Common Stock subject to adjustment as provided in this Article 12 (the “Conversion Rate”). References to Conversion Rate, applicable Conversion Rate, current Conversion Rate and Conversion Rate then in effect mean the Conversion Rate in effect on the relevant date.

Section 12.5.          Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)           If shares of Common Stock are issued as a dividend or distribution on shares of Common Stock, or if a share split or share combination is effected, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0 x	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR’	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS’	=	the number of shares of Common Stock outstanding immediately after such event

An adjustment made pursuant to this subsection (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If any rights, warrants, options or other securities (other than any rights or warrants issued pursuant to the a stockholder rights plan (commonly referred to as a “poison pill” plan) referred to in Section 12.5(c)) are issued to all or substantially all of the Holders of shares of Common Stock entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock within 60 days after the date of issuance thereof, in either case at an exercise price per share or a conversion price per share less than the Last Reported Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR’	=	the Conversion Rate in effect immediately after such event

OS0	=

the number of shares of Common Stock outstanding immediately prior to such event, including Common Stock that would be outstanding upon exercise or conversion of all options and convertible securities whether or not such options or convertible securities are actually exercisable or convertible at such time

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y	=

the number of shares of Common Stock equal to the aggregate exercise price or conversion price payable to exercise or convert such rights, warrants, options, other securities or convertible securities divided by the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement of the issuance of such rights, warrants, options, other securities or convertible securities

An adjustment made pursuant to this subsection (b) shall be made successively whenever such rights, warrants, options, other securities or convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance. If, at the end of the period during which such rights, warrants, options, other securities or convertible securities are exercisable or convertible, not all rights, warrants, options, other securities or convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible securities actually issued).

For purposes of Section 12.1 and this Section 12.5, in determining whether such rights, warrants, options, other securities or convertible securities entitle the Holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Last Reported Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors and such determination shall be provided to the Trustee in a Board Resolution.

(c)           If shares of the Company’s capital stock, evidences of the Company’s indebtedness, shares of the capital stock of the Company’s subsidiaries or other assets or property of the Company or its subsidiaries are distributed to all or substantially all of the Holders of shares of Common Stock, excluding:

(i)            dividends, distributions and rights, warrants, options, other securities or convertible securities referred to in clause (a) or (b) above;

(ii)           dividends or distributions in cash referred to in clause (d) below; and

(iii)          spin-offs described below in this clause (c);

then the Conversion Rate will be adjusted based on the following formula:

CR’=CR0 x	SP0
SP0 –FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution

CR’	=	the Conversion Rate in effect immediately after such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the record date for such distribution

FMV	=

the fair market value (as determined in good faith by the Board of Directors of the Company) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the record date for such distribution

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of shareholders entitled to receive such distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (referred to as a “spin-off”), the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR’=CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to such distribution

CR’ =	the Conversion Rate in effect immediately after such distribution

FMV0 =

the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to Holders of shares of Common Stock applicable to one share of our Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off

The adjustment to the Conversion Rate under the preceding paragraph will occur on the 10th Trading Day after the effective date of the spin-off.

If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events specified in such rights or warrants or related instruments or agreements governing the same (a “Trigger Event”):

(i)            are deemed to be transferred with such shares of Common Stock;

(ii)           are not exercisable; and

(iii)          are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 12.5(c) (and no adjustment to the Conversion Rate under this Section 12.5(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets or entitle the Holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and the Conversion Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the Holder thereof); in addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any

Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.5(c):

(1)           in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as applicable, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase; and

(2)           in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12.5(c) and Section 12.5(a) and Section 12.5(b), any dividend or distribution to which this Section 12.5(c) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.5(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.5(b) applies (or any combination thereof), shall be deemed instead to be:

(A)          a dividend or distribution of the evidence of indebtedness, shares of capital stock or other assets or property, other than such shares of Common Stock, such subdivision or combination or such rights, warrants, options or other securities to which Section 12.5(a) and Section 12.5(b) apply, respectively (and any Conversion Rate reduction required by this Section 12.5(c) with respect to such dividend or distribution shall then be made), immediately followed by

(B)           a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights, warrants, options or other securities (and any further Conversion Rate reduction required by Section 12.5(a) and Section 12.5(b) with respect to such dividend or distribution shall then be made), except:

(i)            the effective date of such dividend or distribution shall be “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution” or “the date on which such split or combination becomes effective,” as applicable for purposes of Section 12.5(a) and the “time of announcement of such issuance” for purposes of Section 12.5(b); and

(ii)           any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to such event” for purposes of Section 12.5(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(d)           If any cash dividend or distribution is paid or made to all or substantially all of the holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR’=CR0 x	SP0
SP0–C

where,

CR0 =	the Conversion Rate in effect immediately prior to the record date for such distribution

CR’ =	the Conversion Rate in effect immediately after the record date for such distribution

SP0 =	the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the record date of such distribution

C =	the amount in cash per share the Company distributes to Holders of shares of Common Stock

An adjustment made pursuant to this subsection (d) shall become effective on the date immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. If any dividend or distribution described in this subsection (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the average of the Last Reported Sale Price of the Common Stock for the ten (10) consecutive Trading Days next succeeding the Expiration Time, the Conversion Rate will be adjusted based on the following formula:

CR’ =	CR0	x	FMV + MPV OS0 x SP0

Where,

CR0 =	the Conversion Rate in effect immediately prior to the Expiration Time

CR’ =	the Conversion Rate in effect immediately after the Expiration Time

FMV =

the fair market value (as determined in good faith by the Board of Directors of the Company) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”).

MPV =

the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the average of the Last Reported Sale Price of the Common Stock for the (ten) 10 consecutive Trading Days next succeeding the Expiration Time.

OS0 =	the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time.

SP0 =	the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Days next succeeding the Expiration Time.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. In no event will the Conversion Rate be decreased pursuant to this Section 12.5(e).

(f)            The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section 12.6 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all Holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” within the meaning of Section 12.5(c)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such split or combination becomes effective” within the meaning of Section 12.5(a)).

(g)           Notwithstanding the foregoing provisions of Section 12.5, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Note to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s Notes.

(h)           The Company may make such increases in the Conversion Rate, in addition to those required by clauses (a) through (e) of this Section 12.5, as the Board of Directors deems advisable to avoid or diminish any income tax to Holders of shares of capital stock of the Company (or rights to acquire such capital stock) resulting from any dividend or distribution of such capital stock (or rights to acquire common stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase at least 20 days prior to the date the increased Conversion Rate takes effect and in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)            No adjustment to the Conversion Rate need be made:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant incentive benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above;

(iv)          upon the issuance of any shares of Common Stock pursuant to this Indenture or the indentures governing the PBGC 6% Senior Notes, the PBGC 8% Contingent Notes and the O’Hare Notes;

(v)           upon the repurchase by the Company of shares of Common Stock from any employee deferred compensation trusts or members of its management upon their resignation or termination of employment;

(vi)          for a change in the par value of the Common Stock;

(vii)         for accrued and unpaid interest;

(viii)        upon any issuance or sale (or deemed issuance or sale) of any securities issued or sold pursuant to or in connection with the Plan or upon conversion, exercise or exchange of any such securities; or

(ix)           upon any distribution of assets pursuant to or in connection with the Plan.

No adjustment to the Conversion Rate will be required pursuant to this Indenture in connection with any event, transaction or other occurrence unless the terms of this Indenture specifically require that such an adjustment be made in connection with such event, transaction or other occurrence.

(j)            All adjustments to the Conversion Rate under this Article 12 shall be made by the Company and shall be calculated to the nearest one ten thousandth (1/10,000) of a share.

(k)           Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note at its last address appearing on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)            In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.5(a) or (3) a date fixed for the determination of stockholders entitled to receive rights, warrants, options or other securities pursuant to Section 12.5(b), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note (or portion thereof) converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.3; provided that in the case of an adjustment made pursuant to Section 12.5(c) with respect to a distribution of shares of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Company, the Company may defer the issuance of such additional shares and cash payment, if any, until the 3rd Business Day immediately following the last day of the 20 consecutive Trading Day period commencing on the 5th Trading Day after the Ex-Dividend Date. For purposes of this Section 12.5(l), the term “Adjustment Event” shall mean:

(i)            in any case referred to in clause (1) hereof, the occurrence of such event;

(ii)           in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made; and

(iii)          in any case referred to in clause (3) hereof, the date of expiration of such rights, warrants, options or other securities (or the conversion period of any convertible securities issued upon exercise thereof).

(m)          For purposes of this Section 12.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n)           Notwithstanding anything in this Indenture to the contrary, in no event shall the Conversion Rate be adjusted so that the Conversion Price would be less than $0.01.

Section 12.6.          Effect of Reclassification, Consolidation, Merger or Sale.  If there shall occur (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.5(a) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which Holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which Holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a Holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of treasury shares and authorized and unissued shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. For purposes of this Section 12.6, the kind and amount of consideration that a Holder would have been entitled to receive as a Holder of the Common Stock in the case of reclassifications, changes, consolidations, mergers, combinations, sales or conveyances of assets or other transactions that cause the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the kind and amount of consideration received by the Holders of the Common Stock that affirmatively make such an election. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 12.6 applies to any event or occurrence, Section 12.5 shall not apply.

Section 12.7.          Taxes on Shares Issued.  The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of such certificates in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 12.8.          Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Company shall provide out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such shares of Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of, or in payment of interest in respect of, Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that, prior to the issuance of any Common Stock hereunder, it shall use its commercially reasonable efforts to cause the Common Stock to be listed on the Nasdaq National Market or any national securities exchange or other automated quotation system. The Company covenants to use its commercially reasonable efforts to list such Common Stock issuable upon conversion of, or in payment of interest in respect of, the Notes in accordance with the requirements of such market, exchange or automated quotation system at such time.

Section 12.9.          Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 12. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.6 relating either to the kind or amount of shares of stock or securities or property

(including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 12.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.3, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.10.        Notice to Holders Prior to Certain Actions.

In case:

(a)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.5;

(b)           of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

(c)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(d)           the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class of any other rights, the Company shall cause to be mailed to each Holder at its address appearing on the Register, as promptly as possible but at least 10 days prior to the applicable record or effective date hereinafter specified (but in no event prior to the date of the notice provided to the holders of Common Stock), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend , distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that Holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

UAL CORPORATION

By:	/s/ Frederic F. Brace
Name:	Frederic F. Brace
Title:	Executive Vice President and Chief
Financial Officer

UNITED AIR LINES, INC., as GUARANTOR

By:	/s/ Frederic F. Brace
Name:	Frederic F. Brace
Title:	Executive Vice President and Chief
Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., Not in its individual capacity but solely in its capacity as TRUSTEE

By:	/s/ Roxane Ellwanger
Name:	Roxane Ellwanger
Title:	Assistant Vice President

EXHIBIT A

[FORM OF NOTE]

[INSERT GLOBAL NOTES LEGEND AS SPECIFIED IN SECTION 2.4 AND THE TRANSFER RESTRICTION LEGEND AS SPECIFIED IN SECTION 2.5, IN EACH CASE, IF APPLICABLE]

CUSIP No.:

UAL CORPORATION

4.50% SENIOR LIMITED-SUBORDINATION CONVERTIBLE NOTE DUE 2021

No. [ ]	[Initially] $[ ]

UAL CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [           ] DOLLARS[, subject to increase by entry upon the Schedule of Increases or Decreases in Global Note appended hereto to an amount not to exceed [                    ] DOLLARS],(1) on June 30, 2021.

Interest Payment Dates:  June 30 and December 31.

Record Dates:  June 15 and December 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Under the circumstances described in the Indenture, the Company may fulfill all or part of its conversion obligation by delivering cash in lieu of shares of Common Stock or a combination of cash and shares of Common Stock.

(1)           Include for Global Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

UAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication

This is one of the 4.50% Senior Limited-Subordination Convertible Notes due 2021 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., Not in its individual capacity but solely in its capacity as TRUSTEE

Dated:	By:
Authorized Signatory

(REVERSE OF SECURITY)

4.50% SENIOR LIMITED-SUBORDINATION CONVERTIBLE NOTE DUE 2021

1.             Interest. UAL Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note as follows:  Interest will accrue on this Note at a rate of 4.50% per annum from the most recent date on which interest has been paid or, if no interest has been paid, from July 25, 2006 and shall be payable in cash on the terms set forth herein and in the Indenture (hereinafter defined) (except as provided below) semiannually in arrears on each Interest Payment Date, commencing December 31, 2006; provided, that the Company may elect on any Interest Payment Date on or prior to the first anniversary of the issuance date of such Note to pay such interest in Common Stock having a Market Value as of the close of business on the Business Day immediately preceding such Interest Payment Date equal to the amount of interest not paid by check or wire transfer which is due on such Interest Payment Date; such shares of Common Stock shall be freely transferable by the Holders thereof, subject to any transfer restrictions contained in the Company’s Restated Certificate of Incorporation. The Company shall notify each of the Trustee or the Paying Agent, as the case may be, and the Holders within five days prior to an Interest Payment Date if the Company shall elect to pay such interest in Common Stock on such Interest Payment Date and, in the case of payment in Common Stock, the Company shall certify to the Trustee on such Interest Payment Date the Market Value of the Common Stock as of the Close of business on the Business Day immediately preceding such Interest Payment Date. All interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay interest in cash on overdue principal and on overdue installments of interest (without regard to any applicable grace periods and to the extent lawful) from time to time on demand at the rate borne by the Notes plus 1% per annum.

2.             Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Regular Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Regular Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest at the office or agency maintained by the Company for such purpose under the Indenture, in money (except as provided in paragraph 1 above) of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent (and in case the Trustee shall then be acting as Paying Agent, the Company shall deposit the aggregate amount of such interest payment with the Trustee no later than 10:00 a.m., New York City time, on such scheduled payment date, in immediately available funds and designated for and sufficient to pay all interest on the Notes then due) or to a Holder at the Holder’s registered address set forth in the Register.

3.             Paying Agent and Registrar. Initially, The Bank of New York Trust Company, N.A., a national banking association, not in its individual capacity but solely as trustee

(the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.             Indenture. The Company issued the Notes under an Indenture, dated as of July 25, 2006 (the “Indenture”), by and among the Company, the Guarantor, and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 4.50% Senior Limited-Subordination Convertible Notes due 2021. The Notes are limited in aggregate principal amount to $726,000,000. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa–77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. To the extent any provision of these Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Company.

5.             Optional Redemption. At any time on or after July 5, 2011, the Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, as set forth below.

On or after July 5, 2011, the Notes will be subject to redemption at 100% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the applicable Redemption Date. The Company may elect to pay the Redemption Price in Common Stock if the Common Stock has traded at no less than 125% of the Conversion Price for the 60 consecutive Trading Days prior to the Redemption Date.

Notwithstanding the foregoing, if the notice of redemption is mailed prior to an Interest Payment Date but the Redemption Date falls after such Interest Payment Date, then the applicable interest shall be paid on such Interest Payment Date and the accrued and unpaid interest to the Redemption Date shall be that interest accruing from such Interest Payment Date to but excluding the Redemption Date.

6.             Notice of Redemption. If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 10.7 of the Indenture, notice of redemption shall be mailed not less than 30 days nor more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address set forth in the Register. Notes in denominations larger than $1,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

7.             Mandatory Redemption. Section 10.8 of the Indenture provides that, upon the occurrence of a Change in Ownership or a Fundamental Change, and subject to further limitations contained therein, the Company will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture. If the Company is required to offer to redeem the Notes pursuant to the mandatory redemption provisions of Section 10.8 of the Indenture, notice of redemption shall be mailed not less than 45 days nor more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address set forth in the Register.

8.             Repurchase of Notes by the Company at Option of Holders on Specified Dates. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all of the Notes held by such Holder on June 30, 2011 and June 30, 2016 at a Company Repurchase Price of 100% of the principal amount thereof, plus any accrued and unpaid interest, if any, on such Notes to, but excluding, the Company Repurchase Date. To exercise such right, a Holder shall deliver to the Trustee (or other Paying Agent appointed by the Company) such Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, as set forth in the Indenture.

9.             Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10.           Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.           Unclaimed Property. If money or Common Stock for the payment of principal or interest remains unclaimed for two years, the Trustee and/or the Paying Agent will pay the money or deliver the Common Stock back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money or Common Stock shall cease.

12.           Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

13.           Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture or the

Notes may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein.

14.           Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person, sell, transfer, convey or otherwise dispose of all or substantially all of its property or assets. Such limitations are subject to a number of important qualifications and exceptions.

15.           Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then Outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then Outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) in accordance with the provisions of the Indenture if it determines that withholding notice is in their interest.

16.           Conversion. Subject to and upon compliance with the provisions of the Indenture, prior to Stated Maturity, the Holder hereof has the right, at its option, to convert the principal amount of its Note, or any portion of such principal amount which is an integral multiple of $1,000, into 28.7035 shares of the Company’s Common Stock, as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, per $1,000 principal amount of Notes converted upon surrender of this Note with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture or, at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by its duly authorized attorney.

If the Company (i) is a party to a consolidation, merger, binding share exchange or combination, (ii) reclassifies the Common Stock or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of interest to the open of business the following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to a date that is two Business Days after the corresponding Interest Payment Date, (2) if the Company has specified a repurchase date following a Change in Ownership or Fundamental Change that is after a Regular Record Date and on or prior to the date that is one Business Day after the corresponding Interest Payment Date or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Change in Ownership or Fundamental Change or repurchase on a repurchase date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the Holders thereof on or before the close of business on the second Business Day preceding the Redemption Date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable Redemption Price by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the Holders.

17.           Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others. No stockholder, director, officer, employee or incorporator, as such, of the Company or the Guarantor shall have any liability for any obligation of the Company or the Guarantor under the Notes, the Note Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.           Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

20.           Governing Law. The laws of the State of New York shall govern this Note and the Indenture, without regard to principles of conflicts of law.

21.           Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.           Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

24.           Guarantee. The Guarantor has unconditionally guaranteed, to the extent set forth in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Notes when due, whether at Stated Maturity, by acceleration, redemption, repurchase at the option of the Holders or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture and the Notes.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attn:  Treasurer.

Schedule I

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                    , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

(OPTION OF HOLDER TO ELECT REDEMPTION)

If you want to elect to have this Note purchased by the Company pursuant to Section 10.8 of the Indenture, check the box below:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.8 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE:

The signature on this assignment must correspond
with the name as it appears upon the face of the
within Note in every particular without alteration
or enlargement or any change whatsoever and be
guaranteed by the endorser’s bank or broker.

Signature Guarantee:

FORM OF
COMPANY REPURCHASE ELECTION

TO:         UAL CORPORATION

[TRUSTEE]

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from UAL Corporation (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Company Repurchase Date, to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture. If shares of Common Stock or any portion of the principal amount of this Note is to be issued or paid, as applicable, to a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. If the Company elects to pay the Company Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Company Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Company Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on the Business Day immediately preceding the Company Repurchase Date, the undersigned registered owner elects:

☐                                    to withdraw this Company Repurchase Election as to $               principal amount of the Notes to which this Company Repurchase Election relates (Certificate Numbers:                                               ), or

☐                                    to receive cash in respect of $               principal amount of the Notes to which this Company Repurchase Election relates.

Dated:

Signature(s)

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

FORM OF
CONVERSION NOTICE

TO:         UAL CORPORATION
[Conversion Agent]

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of UAL CORPORATION, in accordance with the terms of the Indenture referred to in this Note, and requests and instructs the Company to issue and deliver to the undersigned registered owner (unless a different name has been indicated below) the shares of Common Stock issuable and deliverable upon such conversion (and/or, should the Company elect to deliver cash, or a combination of cash and Common Stock in lieu thereof, a check for the cash amount payable), together with (i) any Notes representing any unconverted principal amount hereof and (ii) any check in payment for interest, if any, and fractional shares. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture. If shares of Common Stock or any portion of the principal amount of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible
guarantor institution” meeting the requirements of
the Note Registrar, which requirements include
membership or participation in the Security Transfer
Agent Medallion Program (“STAMP”) or such other
“signature guarantee program” as may be
determined by the Note Registrar in addition to, or in
substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

EXHIBIT B

[FORM OF NOTATION OF GUARANTEE]

For value received, the Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture (the “Indenture”) among UAL Corporation (the “Company”), the Guarantor and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

UNITED AIR LINES, INC.

By:
Name:
Title:

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
OF RESTRICTED COMMON STOCK

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:                               UAL Corporation 4.50% Senior Limited-Subordination Convertible Notes due 2021 (the “Notes”)

Reference is hereby made to the Indenture dated as of July 25, 2006 by UAL Corporation, as issuer, and United Air Lines, Inc., as guarantor to The Bank Of New York Trust Company, N.A., as Trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to            shares of Common Stock [that are to be] [represented by the accompanying certificate(s) that were] issued upon conversion of, or in payment of interest in respect of, Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred and do not require registration under the Securities Act (as defined below) because:

CHECK ONE BOX BELOW:

☐            Such Common Stock is being acquired for the Transferor’s own account without transfer.

☐            Such Common Stock is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐            Such Common Stock is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

☐            Such Common Stock is being transferred to an institutional investor that is an Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

C-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if the third or fourth box is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock, such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[Name of Transferor],

By:
Name:
Title:

Dated:

C-2